FILED PURSUANT TO RULE 424B(3)
                       FILE NO. 33-90998


                           CNL INCOME FUND XVII, LTD.
                                      AND
                          CNL INCOME FUND XVIII, LTD.

                   Supplement No. 4, dated November 27, 1996
                      to Prospectus, dated August 11, 1995




         This Supplement is part of, and should be read in conjunction with, the Prospectus dated August 11, 1995. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.


                                  THE OFFERING

SUBSCRIPTION PROCEDURES

         The offering of Units of CNL Income Fund XVIII, Ltd. ("CNL XVIII") commenced on September 20, 1996. As of October 11, 1996, CNL XVIII had received aggregate subscription proceeds of $1,733,131, which exceeded the minimum offering amount of $1,500,000, and $1,517,431 of the funds (which excluded all funds received from New York and Pennsylvania investors) were released from escrow. As of November 15, 1996, CNL XVIII had received total subscription proceeds of $4,686,463 from 222 limited partners, and all funds received from New York and Pennsylvania investors had been released from escrow. Up to 3,500,000 Units ($35,000,000) of CNL XVIII will be offered for sale to the public.

         All subscriptions are for the purchase of Units of CNL XVIII. Offers are no longer being made nor are the General Partners accepting subscriptions for Units of CNL XVII. THE ACQUISITION OF UNITS OF ONE PARTNERSHIP WILL NOT ENTITLE THE INVESTOR TO ANY OWNERSHIP INTEREST IN THE OTHER PARTNERSHIP OR ITS PROPERTIES.


                                    BUSINESS

PROPERTY ACQUISITIONS

         As of November 15, 1996, CNL XVIII had acquired no Properties, and no commitments have been issued by CNL XVIII to acquire any Properties.

                                  RISK FACTORS


         The purchase of Units involves risks and therefore is suitable only for persons who understand the possible consequences of an investment in the Partnership and who are able to bear the risk of loss of their investment. The acquisition of Units in CNL XVIII will not give the investor any ownership interest in CNL XVII or its Properties and, consequently, the risks associated with an investment in CNL XVIII may not apply to an investment in CNL XVII. Prospective investors should carefully consider the following risks in conjunction with the information set forth elsewhere in this Prospectus.


INVESTMENT RISKS


         Reliance on General Partners for Management of Partnership. All decisions with respect to the management of the Partnership will be made exclusively by the General Partners . The Limited Partners will have no right or power to take part in the management of the Partnership except through the exercise of their voting rights and will be relying almost entirely on the General Partners with respect to the management of the Partnership and the operation of its business. Thus, no prospective investor should purchase any of the Units offered hereby unless the prospective investor is willing to entrust all aspects of the management of the Partnership and the operation of its business to the General Partners. The General Partners may be removed under certain conditions set forth in the Partnership Agreement but only subject to payment for their interest in the residual value of Partnership assets and release from all guarantees and other obligations incurred as General Partners. See "Summary of Partnership Agreement" for a summary description of these voting and removal rights. See "Management" and "Prior Performance of the General Partners and Affiliates" for a summary of the General Partners' experience in real estate investment and management of limited partnerships formed to acquire restaurant properties, apartments, and office buildings, as well as in direct management of apartments and office parks.

         Risks of Payment of Management Compensation. The General Partners and their Affiliates will perform services for the Partnership in connection with the offer and sale of Units, the selection and acquisition of the Partnership's Properties, and the operation of the Partnership, and will receive substantial compensation from the Partnership in consideration of these services. In connection with the Offering, Affiliates of the General Partners will receive between 5% and 13.5% of the Gross Proceeds as fees (depending on the portion of Selling Commissions and the due diligence expense reimbursement fee reallowed to Soliciting Dealers) and a maximum of 3% of the Gross Proceeds as reimbursement of Organizational and Offering Expenses and 0.5% in Acquisition Expenses that they incur on behalf of the Partnership in connection with the Offering. The Partnership may pay a substantial portion of these initial fees and expenses and other compensation and expense reimbursements payable to the General Partners and their Affiliates in consideration of the services which they will render to the Partnership prior to making distributions to the Limited Partners. Such payments could reduce the amount of cash available for investment in Properties and for initial distributions to the Limited Partners. See "Management Compensation" for a more complete description of expense reimbursements and fees to be paid to the General Partners and their Affiliates in connection with their services to the Partnership.

         Possible Lack of Diversification. There can be no assurance that the Partnership will obtain Capital Contributions equal to the maximum number of its Units. The potential profitability of the Partnership and its ability to diversify its investments, both geographically and by type of restaurant Properties purchased, will be limited by the amount of funds at its disposal. For example, if Gross Proceeds total $5,000,000, the Partnership will be able to acquire approximately four Properties and therefore will not achieve maximum diversification of its investments.


         Lack of Market for Units. The Partnership is under no obligation to repurchase Units from a Limited Partner, and it is not anticipated that there will be a public market for the Units. It therefore may be difficult to sell Units quickly. This investment is designed for investors with no need for liquidity in this investment. See "Suitability Standards and How to Subscribe--Suitability Standards." The Partnership has established a Distribution Reinvestment Plan which, on behalf of Participants in the Distribution Reinvestment Plan, will repurchase Units from Limited Partners who desire to sell their Units to the extent of available funds and subject to certain additional limitations. There of course can be no assurance that the funds available through the Plan will be sufficient to permit the purchase of all of the Units for which the General Partners receive repurchase requests. See "Summary of Distribution Reinvestment Plan."

         Significant Restrictions on Transferability of Units. Because the classification of the Partnership as a "publicly traded partnership" would significantly decrease the value of the Units, the General Partners intend to exercise fully their right to prohibit transfers of Units under circumstances that could cause the Partnership to be so classified. An assignee of Units may be substituted as a Limited Partner only with the consent of the General Partners, using assignment forms required by the General Partners, which could affect the resale value of the Units. See "Summary of Partnership Agreement--Restrictions on Transferability of Units." Accordingly, there can be no assurance that Limited Partners will be able to liquidate their investments in the event of an emergency. Therefore, Units should be purchased only for long-term investment.




         Potential Liability of Limited Partners. The Limited Partners' liability, in general, will be limited to the amount they agree to contribute to the capital of the Partnership plus their share of any undistributed profits and assets. If, however, Limited Partners participate in the control of the business of the Partnership, or permit their names to be used in the conduct of the Partnership's business, they may become personally liable as general partners for the Partnership's obligations. The nature of the activities constituting "control" which are required to impose such liability on a Limited Partner is not altogether clear. In certain cases, however, the exercise by a Limited Partner of voting rights granted in the Partnership Agreement could be deemed to constitute management control. Further, in the event the Partnership is unable to meet its obligations, the Limited Partners, under applicable law, could be obligated to (i) return, with interest, any cash wrongfully distributed which represents a return of their Capital Contributions and (ii) repay, with interest, any cash distributed to them which represents a return of their Capital Contributions, pro rata in accordance with their Partnership Interests as may required to discharge liabilities of the Partnership to creditors who extended credit or whose claims arose during the period the returned Capital Contributions were held by the Partnership. See Exhibit A--Form of Amended and Restated Agreement of Limited Partnership and "Summary of Partnership Agreement--Liability of the Limited Partners to Third Parties."





         Limited Resources of General Partners. The corporate General Partner has only nominal capitalization. The individual General Partners are general partners in other partnerships and have certain contingent liabilities or may incur additional liabilities in connection therewith. Should some of these liabilities become actual, the net worth of the General Partners could be impaired. If the net worth of the General Partners decreases significantly, the General Partners may be unable to perform their obligations under the Partnership Agreement and may have to devote time and attention to claims related to such liabilities. See "Business--Financing" for a description of the limitations on Partnership borrowing and "Management--Net Worth of General Partners" for a description of the assets that secure the majority of the loans relating to these contingent liabilities.

                                       7




         Conflicts of Interest. The Partnership will be subject to conflicts of interest arising out of its relationship to the General Partners and their Affiliates with respect to the acquisition, leasing and sale of properties, joint investment with other public programs sponsored by the General Partners, allocation by the General Partners and their Affiliates of management time between the business of the Partnership and some or all of the 17 other CNL Income Funds and certain programs intended to qualify as real estate investment trusts, as to each of which the General Partners and their Affiliates have management responsibilities, and compensation of the General Partners and Affiliates for the services which they will provide to the Partnership. In addition to the Partnership, the General Partners and their Affiliates have organized and currently manage numerous other real estate investment programs and plan to organize and manage other real estate investment programs in the future. Some of these programs may have investment objectives similar or identical to those of the Partnership and may acquire, operate, lease and manage fast-food, family-style, and casual dining restaurants, including restaurants suitable for the Partnership. The General Partners have adopted certain conflict of interest resolution procedures and restrictions related to the allocation of properties between investment programs, including the Partnership, however, any such conflict could result in the acquisition by other programs of properties which are more desirable or valuable to those of the Partnership which could adversely affect gross revenues of the Partnership. See "Conflicts of Interest-- Prior and Future Programs" and "Conflicts of Interest--Acquisition of Properties."

         Other conflicts of interest between the Partnership and other affiliated investment programs may arise in the leasing and sale of properties. The leasing and operation of properties owned by other programs which are located in the vicinity of Properties owned by the Partnership could adversely affect the gross revenues of the Partnership. Additionally, in the unlikely event that the Partnership and an affiliated investment program attempted at the same time to sell similar properties in the same vicinity, the Partnership and affiliated program potentially could compete for the same purchaser which adversely affect the sales price for the Property or the timing of the sale of the Property. See "Conflicts of Interest--Sale of Properties."

         The Partnership may invest in Joint Venture and Co-Tenancy Arrangements with other public programs sponsored by the General Partners. A conflict of interest between the Partnership and another public program as co-venturers or co- tenants could potentially result in an impasse with respect to Joint Venture and Co-Tenancy Arrangement decisions because neither party will control the Joint Venture or Co-Tenancy Arrangement. Such an impasse could adversely affect the revenues to the Partnership derived from the Joint Venture or Co-Tenancy Arrangement. In order to reduce to the extent possible the potential conflicts of interest between the Partnership and other public investment programs in Joint Ventures and Co-Tenancy Arrangements, the General Partners have adopted certain conditions and requirements which must be met prior to the Partnership entering into a Joint Venture or Co-Tenancy Arrangement with another program. See "Conflicts of Interest--Joint Investment with an Affiliated Program."

         Conflicts of interest may also arise in connection with the allocation of management time the General Partners and their Affiliates will devote to the Partnership and its business and the compensation of the General Partners and their Affiliates for services which they will provide to the Partnership. The General Partners and their Affiliates currently are engaged, and in the future will engage, in the management and operation of other investment programs and business ventures. The General Partners and their Affiliates will devote only so much of their time to the business of the Partnership as they, in their judgment, determine is reasonably necessary. Especially during periods of intense activity in other programs and ventures, such a conflict could result in the devotion by the General Partners and their Affiliates of less time and resources to the Partnership and its business. See "Conflicts of Interest--Competition for Management Time."

         The General Partners and their Affiliates will be engaged to perform various services for the Partnership and will receive fees and compensation for such services. None of the agreements for such services are the result of arm's-length negotiations which creates the potential opportunity for the payment of compensation in excess of that permitted by the Partnership Agreement for the services provided and the engagement of less qualified parties to perform such services. The General Partners believe, however, that the terms of such arrangements are reasonable and no less favorable than those which could be obtained from unaffiliated entities. Certain of these conflicts may be alleviated due to the opportunity for the Limited Partners to vote to terminate contracts with Affiliates of the General Partners and take other actions to protect their interests. See "Conflicts of Interest--Compensation of General Partners and Affiliates" and "Conflicts of Interest--Certain Conflict Resolution Procedures."

                            MANAGEMENT COMPENSATION

FEES AND EXPENSES PAID TO THE
GENERAL PARTNERS AND THEIR AFFILIATES

        Selling Commissions. The Placement Agent, CNL Securities Corp., is entitled to receive Selling Commissions amounting to 8.5% of the Limited Partners' Capital Contributions for services in connection with selling the Units, a substantial portion of which will be paid as Selling Commissions to other broker-dealers. As of September 30, 1996, the Partnership had incurred $51,574 for Selling Commissions due to the Placement Agent, a substantial portion of which has since been paid as commissions to other Soliciting Dealers. CNL Securities Corp. also is entitled to receive a due diligence expense reimbursement fee equal to 0.5% of the Limited Partners' Capital Contributions. As of September 30, 1996, the Partnership had incurred $3,034 in due diligence expense reimbursement fees due to the Placement Agent. A portion of these fees has since been reallowed to other Soliciting Dealers, and all due diligence expenses will be paid from such fees.

         Acquisition Fees. CNL Fund Advisors, Inc. is entitled to receive Acquisition Fees for services in finding, negotiating and acquiring Properties equal to 4.5% of the Limited Partners' Capital Contributions. As of September 30, 1996, the Partnership has incurred $27,304 in Acquisition Fees payable to CNL Fund Advisors, Inc., and are included as part of the cost of land, construction in progress and other assets.

         Management Fees. The Partnership has entered or will enter into a management agreement pursuant to which CNL Fund Advisors, Inc., will receive annual management fees of one percent of the sum of gross revenues from Properties wholly owned by the Partnership and one percent of the Partnership's allocable share of gross operating revenues from Joint Ventures. As of September 30, 1996, the Partnership had not incurred any management fees.

        Administrative and Other Expenses. CNL Fund Advisors, Inc. provides accounting and administrative services (including accounting and administrative services in connection with the Offering of Units) to the Partnership on a day-to-day basis. As of September 30, 1996, the Partnership had incurred $67,566 in administrative and other expenses, which includes amounts incurred in connection with the Offering and included with syndication costs.

        Real Estate Disposition Fee. CNL Fund Advisors, Inc. is also entitled to receive a deferred, subordinated real estate disposition fee, payable upon the sale of one or more Properties based on the lesser of one-half of a Competitive Real Estate Commission or three percent of the sales price if CNL Fund Advisors, Inc. provides a substantial amount of services in connection with the sale. The real estate disposition fee is payable only after the Limited Partners receive their cumulative Limited Partners' 8% Return, plus their Invested Capital Contributions. No real estate disposition fees had been incurred by the Partnership as of September 30, 1996.





                      CONFLICTS OF INTEREST


ACQUISITION OF PROPERTIES

         The General Partners and their Affiliates regularly have opportunities to acquire restaurant properties of a type suitable for acquisition by the Partnership as a result of their existing relationships and past experience with various fast-food, family-style, and casual dining restaurant chains and their franchisees. See "Business--General." A purchaser who wishes to acquire one or more of these properties must do so within a relatively short period of time, occasionally at a time when the Partnership (due to insufficient funds, for example) may be unable to make the acquisition.




         In an effort to address these situations and preserve the acquisition opportunities for the Partnership (and other entities with which the General Partners are affiliated), the General Partners or their Affiliates maintain lines of credit which enable them to acquire these restaurant properties on an interim basis. Typically, no more than 10 to 15 restaurant properties are temporarily owned by the General Partners or their Affiliates on this interim basis at any particular time. These restaurant properties generally will be purchased from the General Partners or their Affiliates, at their cost, by one or more existing or future public or private programs formed by the General Partners or their Affiliates, potentially including the Partnership.

         The General Partners and their Affiliates could experience potential conflicts due to their ongoing business relationships with operators of Restaurant Chains. Although unlikely, such conflicts could adversely affect the negotiation by the General Partners of the purchase price and other terms of the acquisition of a Property, as well as the terms of the lease of a Property .

         The General Partners or their Affiliates also may be subject to potential conflicts of interest in determining which partnership will acquire a particular property which could result in the acquisition by other partnerships of properties appropriate for investment by the Partnership. Such a conflict could possibly result in the acquisition of properties by other partnerships which are more desirable or valuable than those of the Partnership which could adversely affect gross revenues of the Partnership. In an effort to establish standards for resolving these potential conflicts, the General Partners have agreed to the guidelines set forth below under "Allocations of Properties Between CNL XVII and CNL XVIII" and "Certain Conflict Resolution Procedures," and in Article 11.4 of the Partnership Agreement. The General Partners have a fiduciary obligation to act in the best interest of both the Limited Partners and the investors in other programs with investment objectives that are similar to those of the Partnership and will use their best efforts to assure that the Partnership will be treated as favorably as any such other program. See "Fiduciary Responsibility of the General Partners."

         The individual General Partners are directors of Commercial Net Lease Realty, Inc., a Maryland corporation, and CNL American Properties Fund, Inc., a separate Maryland corporation, both of which are intended to qualify as real estate investment trusts for federal income tax purposes (collectively, the "REITs"). The individual General Partners also are officers of the REITs and officers and directors of CNL Realty Advisors, Inc. and CNL Fund Advisors, Inc., the advisors to Commercial Net Lease Realty, Inc. and CNL American Properties Fund, Inc., respectively. The REITs, subject to compliance with the provisions relating to qualification as real estate investment trusts under the Code, have authority to invest in all types of real property, similar to those to be acquired by the Partnership, although both have the authority, unlike the Partnership, to leverage the properties so acquired under certain circumstances and, in the case of CNL American Properties Fund, Inc., to provide furniture, fixture and equipment financing. At such time, if any, as either of these entities wishes to acquire a restaurant property that also would be suitable for acquisition by the Partnership, a conflict of interest could develop in determining whether the Partnership or one of the REITs should acquire the property. Such a conflict could possibly result in the acquisition of properties by the REITs which are more desirable or valuable than those of the Partnership which could adversely affect gross revenues of the Partnership. The General Partners have a fiduciary duty to act in the best interest of the Limited Partners, and the individual General Partners, as two of the directors of both REITs, have a fiduciary duty to act in the best interest of the REITs, and each will use his best efforts to assure that the Partnership will be treated as favorably as the REITs in determining which entity will acquire a particular property. See "Fiduciary Responsibility of the General Partners." Despite the General Partners' best efforts to assure that the Partnership will be treated as favorably as the REITs, however, it is possible that properties acquired by the REITs could acquire certain properties of a higher quality than to those acquired by the Partnership which could result in greater returns for investors in the REITs.

ALLOCATION OF PROPERTIES BETWEEN CNL XVII AND CNL XVIII

         CNL XVII, which offered its units as part of the aggregate offering by CNL XVII and CNL XVIII (of which this Offering is a part), but prior to the offer by CNL XVIII of its Units, and CNL XVIII each will acquire its own separate portfolio of Properties. In selecting Properties for acquisition by either CNL XVII or CNL XVIII, the General Partners will consider the factors discussed throughout this Prospectus, with particular emphasis on those described in the sections entitled "Business--General," "Business--Site Selection and Acquisition of Properties," "Business--Standards for Investment," and "Investment Objectives and Policies."

         CNL XVII and CNL XVIII could compete with each other for suitable Properties to the extent, if any, that both partnerships have funds available for investment in Properties at a particular time. Such a conflict could possibly result in the acquisition of properties by CNL XVII which are more desirable or valuable than those of the Partnership which could adversely affect gross revenues of the Partnership. Accordingly, the General Partners have instituted certain procedures (described below), in addition to those procedures described in "Certain Conflict Resolution Procedures" below for resolution of potential conflicts between the Partnership and the General Partners or other Affiliates.

         In general, CNL XVIII will acquire Properties following such time as substantially all of the net offering proceeds available to CNL XVII have been invested or committed for investment. Thereafter, Properties will be acquired by CNL XVIII until the net Offering proceeds available to it have been fully invested or committed for investment. If the General Partners determine that a Property is not suitable for CNL XVII, however, the General Partners may cause CNL XVIII to acquire the Property at a time when CNL XVII has uncommitted net offering proceeds. The General Partners will determine the suitability of a particular Property for CNL XVII based on such factors as the amount of the proposed investment, the amount of funds available to CNL XVII, the effect of the acquisition on the diversification of the investments of CNL XVII and on the diversification of the lessees of its Properties (which also may affect the need for CNL XVII to prepare or produce audited financial statements for a Property or a lessee), and the anticipated cash flow of CNL XVII and CNL XVIII.

         In addition to the factors listed above, the General Partners intend to apply two additional standards if necessary or advisable in order to resolve potential conflicts relating to allocations of Properties between CNL XVII and CNL XVIII.

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



First, the Partnership generally will not acquire a Property if, as a result, more than 20% of its Gross Proceeds would be invested in Properties that would be leased to a single lessee or a group of affiliated lessees. Second, the General Partners expect that the Partnership's Properties will be located in various states and regions throughout the United States and, in general, the Partnership will not acquire a Property if, as a result, more than 30% of its Gross Proceeds would be invested in Properties located in a single state. The General Partners have undertaken to supplement this Prospectus during the Offering period to disclose the acquisition of a Property at such time as the General Partners believe that a reasonable probability exists that the Property will be acquired by the Partnership.


         As of November 15, 1996, CNL XVII had purchased 22 properties, including one property as tenants-in-common with an Affiliate of the General Partners, for an aggregate of approximately $22,500,000. As of November 15, 1996, approximately 85% of the net offering proceeds available to CNL XVII had been invested or committed for investment in properties.


SALES OF PROPERTIES

         A conflict also could arise in connection with the General Partners' determination as to whether or not to sell a Property, since the interests of the General Partners and the Limited Partners are likely to differ as a result of their distinct financial and tax positions and the compensation to which the General Partners or their Affiliates may be entitled upon the Sale of a Property. See "Management Compensation" for a description of these compensation arrangements. This conflict could result in a disposition of a Property at a time and pursuant to terms which may be less favorable to the Limited Partners. However, the General Partners have a fiduciary obligation to act in the best interests of the Limited Partner and will use their best efforts to do so. In the unlikely event that the Partnership and another program managed by the General Partners attempted to sell similar properties at the same time, a conflict could arise since the two programs potentially could compete with each other for a suitable purchaser. Such a conflict may adversely affect the sales price for the Property or the timing of the sale of the Property which in turn could delay or reduce distributions to the Limited Partners. In order to resolve this potential conflict, the General Partners have agreed not to sell any of the Partnership's Properties contemporaneously with a property owned by another program managed by the General Partners if the two properties are part of the same Restaurant Chain and are within a three-mile radius of each other, unless the General Partners are able to locate a suitable purchaser for each property.


JOINT INVESTMENT WITH AN AFFILIATED PROGRAM

         The Partnership may invest in Joint Ventures and Co-Tenancy Arrangements with another public program sponsored by the General Partners whose securities were, are, or will be offered to the public pursuant to a registration statement filed under the Securities Act of 1933, as amended, to purchase and hold Properties for investment if all of the following conditions are met: (i) the two programs have substantially identical investment objectives, (ii) there are no duplicate management or other fees, (iii) compensation to the General Partners and their Affiliates is substantially the same in each program, (iv) each program has a right of first refusal to buy the Property held in the Joint Venture or Co-Tenancy Arrangement, at the Property's fair market value as determined by an independent appraisal, if the other program has the right to sell such Property, and (v) each program's investment is on substantially the same terms and conditions. There may be a potential risk of impasse in Joint Venture or Co-Tenancy Arrangement decisions since neither program will control the Joint Venture or Co-Tenancy Arrangement. Although either program will have the effective right to buy the Property from the co-venturer or co-tenant by purchasing the co-venturer's or co-tenant's interest in the Joint Venture or Co-Tenancy Arrangement, it may not have the resources to do so at the time of the sale.

COMPETITION FOR MANAGEMENT TIME

         The General Partners and their Affiliates currently are engaged, and in the future will engage, in the management of other business entities and properties and in other business activities. They will devote only as much of their time to the business of the Partnership as they, in their judgment, determine is reasonably required. The General Partners and their Affiliates may experience conflicts of interest in allocating management time, services, and functions among the various existing partnerships in which one or more of them serve as general partners (including the Partnership and 17 other public partnerships with investment objectives similar to those of the Partnership), any investor programs (public or private) which the General Partners or their Affiliates may organize in the future, and any other business ventures in which the General Partners or their Affiliates are or may become involved. Especially during periods of intense activity in other programs and ventures, such a conflict could possibly result in the devotion by the General Partners and their Affiliates of less time and resources to the Partnership and the operation of its business.

COMPENSATION OF GENERAL PARTNERS AND AFFILIATES


         The General Partners and their Affiliates will be engaged to perform various services for the Partnership and will receive fees and compensation for such services. None of the agreements for such services are the result of arm's-length negotiations which creates the potential opportunity for the payment of compensation in excess of that permitted by the Partnership Agreement for the services provided and the engagement of less qualified parties to perform such services. The General Partners believe, however, that the terms of such arrangements are reasonable and no less favorable than those which could be obtained from unaffiliated entities. The timing and nature of these fees and compensation could create a conflict between the interests of the General Partners and those of the Limited Partners in connection with the engagement of CNL Fund Advisors, Inc. as manager of the Partnership's Properties or the proposed disposition of one or more Properties. See "Management Compensation." Certain of these conflicts may be alleviated in part due to the opportunity for the Limited Partners to vote to terminate contracts with Affiliates of the General Partners and take other actions to protect their interests. See "Conflicts of Interest--Certain Conflict Resolution Procedures."





                            SELECTED FINANCIAL DATA


         The following table sets forth certain financial information for CNL XVIII, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Exhibit B to this Prospectus. Revenues, net income, cash distributions declared, net income per Unit, cash distributions per Unit and weighted average number of limited partner Units outstanding have not been presented because as of September 30, 1996, operations had not commenced.



                         September 30, 1996
                           (Unaudited)              December 31, 1995

Total Assets                 $542,133                   $256,890
Partners' capital               1,000                      1,000



                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                     FINANCIAL CONDITION OF THE PARTNERSHIP

GENERAL

         The Partnership is a Florida limited partnership that was organized on February 10, 1995, to acquire Properties for cash, either directly or through Joint Venture arrangements, to be leased primarily to operators of selected Restaurant Chains. The leases


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


will be "triple-net leases", with the lessee generally responsible for all repairs and maintenance, property taxes, insurance and utilities. Since leases will be entered into on a "triple-net" basis, the Partnership does not expect, although it has the right, to maintain a reserve for operating expenses. The Partnership's Properties will not be readily marketable and their value may be affected by general market conditions. Nevertheless, the General Partners believe that Partnership capital and revenues will be sufficient to fund the Partnership's anticipated investments, proposed operations, and cash distributions to the Limited Partners.


         On October 11, 1996, the Partnership received the minimum Offering proceeds of $1,500,000 , and such amounts were released from escrow with the proceeds being deposited initially in the Partnership's general accounts. Thereafter, the Partnership intends to commence its acquisition of suitable Properties. Pending investment in suitable Properties, Partnership funds will be invested in short-term, highly liquid U.S. Government securities or in other short-term, highly liquid investments with appropriate safety of principal. The General Partners anticipate that after the Partnership has invested funds in Properties, Partnership revenues sufficient to pay operating expenses and provide cash distributions to the Limited Partners will be derived from the lease payments paid to the Partnership by the restaurant lessees. As of the date of this Prospectus, the Partnership has not acquired any Properties and consequently, has no operating history.


LIQUIDITY AND CAPITAL RESOURCES


         The Partnership's sources of liquidity are (i) capital contributions from General and Limited Partners, (ii) interest earned on short-term investments prior to the purchase of Properties and distributions of net cash flow to partners, and (iii) rental payments under leases once Properties are acquired.

         The Offering commenced on September 20, 1996. As of September 30, 1996, the Partnership had received subscriptions for 60,676 Units, representing $606,756 in subscription proceeds from Limited Partners which were being held in escrow until the Partnership received aggregate subscription proceeds of at least $1,500,000 from the Offering. As of October 11, 1996, the Partnership had received aggregate subscriptions for 173,313 Units, representing $1,733,131 in aggregate subscription proceeds from Limited Partners and $1,517,431 of the funds were released from escrow (which excluded all funds received from New York and Pennsylvania investors). As of November 15, 1996, the Partnership had sold 468,646 Units, representing $4,686,463 of capital contributed by Limited Partners and all funds received from New York and Pennsylvania investors had been released from escrow. Based on the General Partners' experience with 17 prior CNL Income Fund offerings (each of which sold the entire amount of units offered for purchase), the Partnership anticipates significant additional sales of Units prior to the termination of the Offering. The General Partners have elected to extend the Offering to a date not later than August 11, 1997.

         At September 30, 1996, and December 31, 1995, the Partnership's total assets were $542,133 and $256,890, respectively. The increase in total assets reflects Organizational and Offering Expenses incurred and recorded as deferred syndication costs and Acquisition Fees recorded as other assets during the nine months ended September 30, 1996.

         The Partnership and any Joint Venture in which the Partnership may become a partner or co-venturer will acquire the Properties without borrowing. Properties will be leased on a triple-net basis, meaning that tenants are generally required to pay all repairs and maintenance, property taxes, insurance and utilities. Rental payments under the leases are expected to exceed Partnership operating expenses. For these reasons, no short-term or long-term liquidity problems currently are anticipated by the General Partners.

         The Partnership's investment strategy of acquiring Properties for cash and leasing them under triple-net leases to operators who meet specified financial standards is expected to minimize the Partnership's operating expenses. During the operational stage, the General Partners believe that the leases will generate cash flow in excess of operating expenses. Since the leases are expected generally to have an initial term of 15 to 20 years, with two or more five-year renewal options, and provide for specified percentage rent in addition to the annual base rent and, in certain cases, increases in the base rent or the percentage rent at specified times during the terms of the leases, it is anticipated that Partnership rental income will increase over time. Accordingly the General Partners believe that any anticipated decrease in the Partnership's liquidity in 1996, due to its investment of available net Offering proceeds in Properties, will not have an adverse effect on the Partnership's operations in 1996.

         During the nine months ended September 30, 1996, Affiliates of the General Partners incurred on behalf of the Partnership $186,976 for certain Organizational and Offering Expenses. As of September 30, 1996, the Partnership owed $478,020 to Affiliates for such amounts , for accounting and administrative services and for Acquisition Fees. In addition, the Partnership accrued $54,608 due to an Affiliate as of September 30, 1996, for commissions and due diligence expense reimbursement fees. As of October 31, 1996, the Partnership had reimbursed the Affiliates all such amounts. The General Partners have agreed to pay all Organizational and Offering Expenses in excess of three percent of the gross Offering proceeds.

         The Partnership will utilize its net proceeds from its Offering to purchase Properties. The Partnership expects to acquire Properties entirely for cash. See "Investment Objectives and Policies." As of November 15, 1996, the Partnership had not entered into any arrangements creating a reasonable probability that a Property would be acquired by the Partnership. The number of Properties to be acquired will depend upon the amount of net Offering proceeds (Gross Proceeds less fees and expenses of the Offering) available to the Partnership.

         The General Partners expect that the cash to be generated from operations of all Properties, once they are acquired, will be adequate to pay operating expenses and provide distributions to partners. Distributions to the Limited Partners of the Partnership are expected to commence in the fourth quarter of 1996 and will be paid quarterly thereafter.


         Due to anticipated low operating expenses, rental income expected to be obtained from Properties after they are acquired and the fact that the Partnership will not enter into a commitment to purchase a Property until sufficient cash is available for such purchase, the General Partners do not believe that working capital reserves will be necessary at this time. The General Partners have the right to cause the Partnership to maintain reserves if, in their discretion, they determine such reserves are required to meet the Partnership's working capital needs.

         The General Partners are not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor do they expect any material changes in the availability and relative cost of such capital resources, other than as referred to in this Prospectus.

RESULTS OF OPERATIONS


         No significant operations had commenced as of September 30, 1996, because the Partnership was in its development stage.

         As of October 11, 1996, the Partnership had received aggregate subscription proceeds in excess of the minimum Offering amount of $1,500,000 and funds were released from escrow, as described above in "Liquidity and Capital Resources". As of November 15, 1996, the Partnership had sold 468,646 Units, representing $4,686,463 of capital contributed by Limited Partners, and as of that date, had acquired no Properties and no commitments had been issued by the Partnership to acquire any Properties.


         The General Partners are not aware of any known trends or uncertainties, other than national economic conditions, which have had or which may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties, other than those referred to in this Prospectus. Once Properties are acquired by the Partnership, the General Partners expect that the cash to be generated from operations of all Properties will be adequate to pay operating expenses and provide distributions to Partners.

         There currently are no material changes being considered in the objectives and policies of the Partnership as set forth in this Prospectus.


                       INVESTMENT OBJECTIVES AND POLICIES



CERTAIN INVESTMENT LIMITATIONS


         The Partnership will not: (i) issue Units in exchange for property or otherwise than pursuant to the terms of this Offering; (ii) issue senior securities; (iii) make loans to the General Partners or their Affiliates; (iv) underwrite the securities of other issuers; (v) invest in the securities of other issuers, including junior trust deeds or other similar obligations (provided, however, that the Partnership may invest Partnership funds temporarily in short-term, highly liquid investments, with appropriate safety of principal, may accept purchase money mortgages secured by a first mortgage on a Property in connection with the Sale of a Property , and may enter into Joint Ventures to acquire Properties to be leased primarily to operators of selected Restaurant Chains); (vi) operate in such a manner as to be classified as an "investment company" for purposes of the Investment Company Act of 1940; (vii) redeem or repurchase Units (except that the Partnership may implement the Distribution Reinvestment Plan); (viii) invest in real estate mortgages; (ix) purchase or own equipment unless the General Partners determine that it is in the best interests of the Partnership in order to preserve the asset values of the Properties; (x) engage in the purchase and sale (or turnover) of investments (provided, however, that the Partnership may invest Partnership funds in Properties and, temporarily, in short-term, highly liquid investments, with appropriate safety of principal, may accept purchase money mortgages secured by a first mortgage on a Property in connection with the Sale of a Property, and may enter into Joint Ventures to acquire Properties to be leased primarily to operators of selected Restaurant Chains); (xi) offer securities in exchange for property; or (xiii) purchase or lease any Property from, or sell or lease any Property to, the General Partners or their Affiliates, except for a purchase of Property which such persons have temporarily purchased to facilitate acquisition of such Property as described in "Business--Site Selection and Acquisition of Properties--Interim Acquisitions."




BORROWING POLICIES

         The Partnership and any general partnership or Joint Venture in which the Partnership becomes a partner or joint venturer will acquire Properties without borrowing. The General Partners do not anticipate that the Partnership will borrow for any reason and do not intend to cause the Partnership to do so. Subject to certain restrictions on borrowing, however, the Partnership may borrow funds but will not encumber any of the Properties in connection with any such borrowing. The Partnership will not borrow for the purpose of returning capital to the Limited Partners or under arrangements that would make the Limited Partners liable to creditors of the Partnership. The General Partners have represented that they will limit the Partnership's outstanding indebtedness to 3% of the aggregate adjusted tax basis of its Properties and that they will use their reasonable efforts to structure any borrowing so that it will not constitute "acquisition indebtedness" (as discussed in "Federal Income Tax Considerations--Qualified Plan Investors").



                        SUMMARY OF PARTNERSHIP AGREEMENT



MANAGEMENT OF THE PARTNERSHIP


         The management, operation, and control of the Partnership and all of its business and affairs will rest exclusively with the General Partners. The vote of a majority of the General Partners will control. Limited Partners holding a majority of the outstanding Units may remove one or more of the General Partners, provided that written notice of the removal of a General Partner, setting forth the reasons for such removal and the date upon which the removal is to become effective, shall be served upon such General Partner, either by certified or registered mail, return receipt requested, or by personal service. Any removal of the last remaining General Partner shall be effective only on the earlier of (i) such date as a substituted General Partner shall have been admitted to the Partnership in accordance with the terms of the Partnership Agreement or (ii) a date 90 days after the date on which Limited Partners holding the required majority in interest shall have voted for such removal of the General Partner. Upon the effective date of the removal of a General Partner, he or it shall cease to be a General Partner, and any loans made by such General Partner or his or its Affiliates to the Partnership in accordance with the provisions of the Partnership Agreement shall be repaid as expeditiously as possible. Additionally, if the business of the Partnership is to be continued following the removal of a General Partner, then (i) the Partnership shall purchase the General Partner's Partnership Interest at a price determined in accordance with the terms of Article 15.5 of the Partnership Agreement, and (ii) if no substituted General Partner is elected in the place of any removed General Partner, those persons or entities who are General Partners following such removal shall use their best efforts to release such removed General Partner (and his or its Affiliates, if applicable) from personal liability on any existing or future Partnership borrowing, if any.



RESTRICTIONS ON TRANSFERABILITY OF UNITS


         Subject to the conditions on transfer in Article Fourteen of the Partnership Agreement, Limited Partners shall have the right to transfer their Units. The investment in Units is designed, however, as a long-term investment for persons who have no need for liquidity in this investment. For example, the General Partners have retained the right to prohibit transfers of Units, including transfers of economic interests, if the General Partners determine that such transfers could increase the likelihood that the Partnership would be treated as a "publicly traded partnership." Because the characterization of the Partnership as a "publicly traded partnership" would significantly decrease the value of the Units, the General Partners intend to exercise fully their right to prohibit transfers of Units under these circumstances. See "Federal Income Tax Considerations--Publicly Traded Partnerships" and Article Fourteen of the Partnership Agreement. In the case of any permitted transfer of an economic interest, the substitution of the transferee as a Limited Partner in the Partnership will be subject to the prior written consent of the General Partners. The assignment must be documented with original signatures on forms supplied by the General Partners. Other conditions on transfers Units by Limited Partners are as follows: (i) a duly executed and acknowledged counterpart of the instrument making the transfer, signed by both the transferor and the transferee, with such instrument evidencing the written acceptance by the transferee of all of the terms and provisions of the Partnership Agreement and containing a representation by the transferor that such transfer was made in accordance with all applicable laws and regulations shall have been filed with the Partnership; (ii) the transferor and the transferee shall have executed such documents and performed such acts as the General Partners may request in connection with the transfer; (iii) no transfer will be permitted if, based upon information provided by the Partnership, counsel for the Partnership or the General Partners is of the view that there is a substantial risk that such transfer would result in the Partnership being considered to have terminated within the meaning of Section 708 of the Code; (iv) Units shall not be transferred to a minor or an incompetent except by will or intestate succession;
(v) no transfer will be recognized for any purpose whatsoever if, after such transfer, the transferor or the transferee will hold an interest representing a Capital Contribution of less than $2,500 ($1,000, or such greater amounts as may be required by applicable state law, in the case of transfers by an individual retirement account, Keogh or pension plan), unless such transfer represents the transfer of the entire Partnership Interest of the transferor; (vi) transfers to a foreign persons for purposes of U.S. federal income taxation may be prohibited by the General Partners; and (vii) purported transfers of Units, or any beneficial interest therein, will be void if, as a result of such transfer, the Partnership would violate the safe harbors of section 7704 of the Code and the regulations issued thereunder.



                                  THE OFFERING




GENERAL

         On September 19, 1996, the offering of units of limited partnership interest in CNL XVII terminated upon the receipt of subscriptions for an aggregate of 3,000,000 units ($30,000,000). An aggregate of 1618 subscribers were admitted as limited partners to CNL XVII in accordance with the terms of the partnership agreement of CNL XVIII. The Offering of Units in CNL XVIII commenced on September 20, 1996. As of September 30, 1996, CNL XVIII had received subscriptions for 60,676 Units, representing $606,756 in subscription proceeds from unaffiliated Limited Partners which were being held in escrow until CNL XVIII received aggregate subscription proceeds of at least $1,500,000 from the Offering. As of October 11, 1996, CNL XVIII had received aggregate subscriptions for 173,313 Units, representing $1,733,131 in aggregate subscription proceeds from Limited Partners and $1,517,431 of the funds were released from escrow (which excluded all funds received from New York and Pennsylvania investors). As of November 15, 1996, the Partnership had sold 468,646 Units, representing $4,686,463 of capital contributed by Limited Partners and all funds received from New York and Pennsylvania investors had been released from escrow.

         A maximum of 3,500,000 Units are being offered at a purchase price of $10.00 each. A minimum purchase of 250 Units (or a minimum purchase of 100 Units in the case of most IRAs and Keogh and pension plans) is required. Nebraska investors, however, as well as any investor who wishes to receive monthly distributions, must make a minimum investment of 500 Units ($5,000). IRAs and Keogh and pension plans must make a minimum investment of at least 100 Units (except for Iowa tax-exempt investors who must make a minimum investment of 300 Units, or $3,000, and Minnesota IRAs, which must make a minimum purchase of 200 Units, or $2,000). Investors making the required minimum investment may make additional purchases in increments of one Unit. Maine investors, however, may not purchase additional Units in amounts less than the applicable minimum investment except at the time of the initial subscription or with respect to Units purchased pursuant to the Distribution Reinvestment Plan. See "Suitability Standards and How to Subscribe--How to Subscribe." The General Partners or their Affiliates may purchase up to 15,000 Units ($150,000) of the Partnership for their own accounts for investment purposes and not with a view towards distribution, on the same terms and conditions as other investors, and will purchase a minimum of 5,000 Units ($50,000) of the Partnership.

         The General Partners have elected to extend the Offering to a date not later than August 11, 1997.


PLAN OF DISTRIBUTION

         The Units will be offered to the public on a "best efforts" basis (which means that no one is guaranteeing that any minimum amount will be sold) through the Soliciting Dealers, who will be members of the National Association of Securities Dealers, Inc. (the "NASD") and CNL Securities Corp., which will act as Managing Dealer. Both of the individual General Partners are Affiliates and licensed principals of the Managing Dealer, and the corporate General Partner is an Affiliate of the Managing Dealer. The Soliciting

Dealers will use their best efforts during the Offering period to find eligible persons who desire to subscribe for the purchase of Units from the Partnership.


         The maximum Offering is 3,500,000 Units ($35,000,000).

         Prior to a subscriber's admission to the Partnership as a Limited Partner, funds paid by such subscriber will be deposited in an interest-bearing escrow account with SouthTrust Asset Management Company of Florida, N.A. The Partnership, within 30 days after the date a subscriber is admitted to the Partnership as a Limited Partner, will pay to such subscriber the interest (generally calculated on a daily basis) actually earned on such subscriber's funds. Interest will be payable only to those subscribers whose funds have been held in escrow by such bank for at least 20 days. Limited Partners otherwise will not be entitled to interest earned on Partnership funds or to receive interest on their Capital Contributions. See "Escrow Arrangements" below.

         In order to provide for the orderly closing of the Offering , the Managing Dealer may institute a system pursuant to which it will accept reservations to purchase Units provided all subscription materials with respect to the purchase of such Units are received by the Managing Dealer within five to ten business days after making the reservation.


         Subject to the provisions for reduced Selling Commissions described below, the Partnership will pay the Managing Dealer an aggregate of 8.5% of the Gross Proceeds to the Partnership as Selling Commissions. The Managing Dealer may reallow fees of up to 8% to the Soliciting Dealers with respect to Units sold by them. In addition, the Partnership will pay the Managing Dealer, as an expense allowance, a due diligence expense reimbursement fee equal to 0.5% of Gross Proceeds. The Managing Dealer, in its sole discretion, may reallow to any Soliciting Dealer all or any portion of this fee based on such factors as the number of Units sold by such Soliciting Dealer, the assistance, if any, of such Soliciting Dealer in marketing the Offering, and bona fide due diligence expenses incurred. Limited Partners who elect to participate in the Distribution Reinvestment Plan will be charged Selling Commissions on Units purchased for their accounts on the same basis as investors who do not purchase Units pursuant to the Distribution Reinvestment Plan until the Offering has terminated. After the Offering has terminated, no Selling Commissions will be paid for Units purchased pursuant to the Distribution Reinvestment Plan.

         Although it is not the intent of the Partnership, the Partnership, the General Partners, or their Affiliates may provide incentive items for registered representatives of the Managing Dealer and the Soliciting Dealers, which in no event shall exceed an aggregate of $100 per annum per participating salesperson. In the event other incentives are provided to registered representatives of the Managing Dealer or the Soliciting Dealers, they will be paid only in cash, and such payments will be made only to the Managing Dealer or the Soliciting Dealers rather than to their registered representatives. Any such sales incentive program must first have been submitted for review by the NASD, and must comply with Section 5(f) of Appendix F to Section 34 of its Rules of Fair Practice. Costs incurred in connection with such sales incentive programs, if any, will be considered underwriting compensation.

         A registered principal or representative of the Managing Dealer or a Soliciting Dealer, may purchase Units net of 8% commissions, at a per Unit purchase price of $9.20. In addition, Soliciting Dealers, in their sole discretion, may elect not to accept any Selling Commissions offered by the Partnership for Units that they sell. In that event, such Units shall be sold to the investor net of all Selling Commissions, at a per Unit purchase price of $9.20. In connection with purchases of certain minimum numbers of Units, the amount of Selling Commissions otherwise payable to the Managing Dealer or a Soliciting Dealer, shall be reduced in accordance with the following schedule:



     Dollar Amount
       of Units                     Purchase Price      Reallowed Commissions on Sales Per Unit
      Purchased                        Per Unit              Percent        Dollar Amount

       $10--         $249,990          $10.00                 8.0%               $0.80
  $250,000--         $499,990           $9.80                 6.0%               $0.60
  $500,000--         $999,990           $9.60                 4.0%               $0.40
$1,000,000--       $1,499,990           $9.50                 3.0%               $0.30
$1,500,000 or more      $9.40            2.0%                $0.20

         For example, if an investor purchases 100,000 Units, the investor could pay as little as $950,000 rather than $1,000,000 for the Units, in which event the Selling Commissions on the sale of such Units would be $35,000 ($0.35 per Unit). The net proceeds to the Partnership will not be affected by such discounts.


         Any such reduction in Selling Commissions will be credited to the "purchaser," as defined below, by reducing the total purchase price otherwise payable by the "purchaser." The net proceeds to the Partnership will not be affected by the volume discount.


         Subscriptions for Units of CNL XVIII may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," provided all such Units are purchased through the same Soliciting Dealer or through the Managing Dealer. The volume discount will be prorated among the separate subscribers considered to be a single "purchaser." Units purchased pursuant to the Distribution Reinvestment Plan on behalf of a Participant in the Distribution Reinvestment Plan will not be combined with other subscriptions for Units by the investor in determining the volume discount to which such investor may be entitled. See "Summary of Distribution Reinvestment Plan." Further, subscriptions for Units will not be combined for purposes of the volume discount in the case of subscriptions by any "purchaser" who subscribes for additional Units subsequent to the purchaser's initial purchase of Units.

         Any request to combine more than one subscription must be made in writing in a form satisfactory to the General Partners and must set forth the basis for such request. Any such request will be subject to verification by the Managing Dealer that all of such subscriptions were made by a single "purchaser." If a "purchaser" does not reduce the per Unit purchase price, the excess purchase price over the discounted purchase price will be returned to the actual separate subscribers for Units.


         For purposes of such volume discounts, "purchaser" includes (i) an individual, his or her spouse, and their children under the age of 21, who purchase the Units for his or her or their own accounts, and all pension or trust funds established by each such individual; (ii) a corporation, partnership, association, joint-stock company, trust fund, or any organized group of persons, whether incorporated or not (provided that the entities described in this clause (ii) must have been in existence for at least six months before purchasing the Units and must have formed such group for a purpose other than to purchase the Units at a discount); (iii) an employee's trust, pension, profit-sharing, or other employee benefit plan qualified under section 401 of the Code; and (iv) all pension, trust, or other funds maintained by a given bank. In addition, the General Partners, in their sole discretion, may aggregate and combine separate subscriptions for Units received during the Offering period from (i) the Managing Dealer or the same Soliciting Dealer, (ii) investors whose accounts are managed by a single investment adviser registered under the Investment Advisers Act of 1940, (iii) investors over whose accounts a designated bank, insurance company, trust company, or other entity exercises discretionary investment responsibility, or (iv) a single corporation, partnership, trust association, or other organized group of persons, whether incorporated or not, and whether such subscriptions are by or for the benefit of such corporation, partnership, trust association, or group . Except as provided in this paragraph, subscriptions will not be cumulated, combined, or aggregated.


         Any reduction in commissions will reduce the effective purchase price per Unit to the investor involved but will not alter the net proceeds payable to the Partnership as a result of such sale.

         All investors will be deemed to have contributed the same amount per Unit to the Partnership whether or not the investor receives a volume discount. Accordingly, for purposes of Partnership allocations, as well as distributions of Net Cash Flow and Net Sales Proceeds, investors qualifying for volume discounts will receive higher returns on their investments in the Partnership as compared to investors who do not qualify for such discounts.


         In connection with the sale of Units, certain registered principals or representatives of the Managing Dealer may perform wholesaling functions for which they will receive compensation payable by the Managing Dealer in an aggregate amount not in excess of one percent of Gross Proceeds. In addition, the General Partners and their Affiliates, including the Managing Dealer and its registered principals or representatives, may incur due diligence fees and other expenses, including expenses related to sales seminars and wholesaling activities, a portion of which may be paid by the Partnership. Any such expenses paid by the Partnership are estimated not to exceed $34,300 in the event 3,500,000 Units ($35,000,000) are sold. In no event, however, will the total underwriting compensation payable to the Managing Dealer, Soliciting Dealer, or persons performing wholesaling functions, whether characterized as Selling Commissions, expense reimbursements, sales incentives, or otherwise, exceed 10% of Gross Proceeds, plus a maximum of 0.5% for reimbursement of bona fide due diligence expenses.


         The Managing Dealer and the Soliciting Dealers severally will indemnify the Partnership, the General Partners, and their Affiliates, officers and directors against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

SUBSCRIPTION PROCEDURES


         In order to purchase Units, the subscriber must complete and execute the Subscription Agreement. Any subscription for Units must be accompanied by cash or a check payable to "SouthTrust Asset Management Company of Florida, N.A., Escrow Agent" (or to the Partnership after subscription funds are released from escrow), in the amount of $10.00 per Unit. See "Escrow Arrangements" below. Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Units subscribed for payable directly to the Soliciting Dealer. In such case, the Soliciting Dealer will issue a check made payable to the order of the Partnership for the aggregate amount of the subscription proceeds.


         Each subscription will be accepted or rejected by the General Partners within 30 days after its receipt. If a subscription is rejected, the funds will be returned to the subscriber within ten business days after the date of such rejection, without interest and without deduction. A form of the Subscription Agreement is set forth as Exhibit E to this Prospectus. A subscription may not be revoked or withdrawn by the subscriber. The subscription price of each Unit is payable in full upon execution of the Subscription Agreement.

         By executing the Subscription Agreement, the subscribers agree to all of the terms of the Partnership Agreement, including the grant to the General Partners of a power of attorney under certain circumstances. The General Partners and each Soliciting Dealer who sells Units on behalf of the Partnership have the responsibility to make every reasonable effort to determine that the purchase of Units is suitable and appropriate for an investor. In making this determination, the Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Each investor should be aware that determining suitability is the responsibility of the Soliciting Dealer.

         Certain Soliciting Dealers may permit investors to subscribe for Units by telephonic order to the Soliciting Dealer. There are no additional fees associated with telephonic orders. Representatives of Soliciting Dealers who accept telephonic orders may execute the Subscription Agreement on behalf of those investors who place such orders. Investors, however, who are residents of Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Oregon, South Dakota, Tennessee, or Washington, must complete and sign the Subscription Agreement in order to subscribe for Units and, therefore, may not subscribe for Units by telephone. Representatives of Soliciting Dealers who accept telephonic orders will execute the Subscription Agreement on behalf of investors who place such orders. All investors who telephonically subscribe for Units will receive, with confirmation of their subscription, a second copy of the Prospectus.

         Residents of California, Oklahoma, and Texas who telephonically subscribe for Units will have the right to rescind such subscriptions within ten days from receipt of the confirmation. Such investors who do not rescind their subscriptions within such ten-day period shall be deemed to have assented to all of the terms and conditions of the Subscription Agreement and the Partnership Agreement, including, but not limited to, the power of attorney therein.

         Investors who have questions or who wish to place orders for Units by telephone or to participate in the Distribution Reinvestment Plan should contact their Soliciting Dealer. Certain Soliciting Dealers do not permit telephonic subscriptions or participation in the Distribution Reinvestment Plan. See "Summary of Distribution Reinvestment Plan." The form of Subscription Agreement for certain Soliciting Dealers who do not permit telephonic subscriptions or participation in the Distribution Reinvestment Plan differs slightly from the form attached hereto as Exhibit E, primarily in that it will eliminate one or both of these options.

         Investors who wish to establish an IRA for the purpose of investing solely in Units may do so by so indicating on the Subscription Agreement, appointing Franklin Bank, N.A., an unaffiliated bank, to act as their IRS custodian. The custodian will not have the authority to vote any of the Units held in any IRA except in accordance with written instructions from the beneficiary of the IRA, although it will hold the Units on behalf of that beneficiary and make distributions and, at the direction and in the discretion of the beneficiary, investments in Units or in other securities issued by Affiliates of the General Partners. The custodian will not have the authority at any time to make investments through any such IRA on behalf of the beneficiary if the investment do not constitute Units or other securities issued by Affiliates of the General Partners. The investors will not be required to pay any initial or annual fees in connection with any such IRA. The fees for establishing and maintaining all such IRAs will be paid by the General Partners initially and annually up to an aggregate amount of $5,000, and by the Partnership above such amount. In determining whether to use the IRA option made available by the Partnership and the General Partners, investors should consider the impact of the withholding rules under Section 3405 and, more importantly, the limitation on tax-free rollovers under Section 408(d)(3)(E) that limits an individual from making a tax-free rollover of any amounts received from any IRA or group of IRAs more than once during a one-year period, and whether direct transfers ameliorate the impact of such rules and limitations.

         Investors should not purchase Units unless such investors believe that they are in a financial position appropriate to enable them to realize to a significant extent the benefits described in the Prospectus, have adequate means for providing for their current needs and personal contingencies, have sufficient net worth and income to sustain the risks inherent in the investment, including limited liquidity of the investment, and believe the investment is otherwise suitable. In addition, each investor should be aware that none of the Partnership, the General Partners, or any Affiliates, agents, or representatives of the Partnership or the General Partners are authorized to make any representations or warranties on behalf of the Partnership other than those contained in the Prospectus or specified by the investors in the Subscription Agreement.


         Subscribers will be admitted as Limited Partners not later than the last day of the calendar month following acceptance of their subscriptions.


ESCROW ARRANGEMENTS


         Subscription proceeds will be received in trust and deposited in a separate account with SouthTrust Asset Management Company of Florida, N.A., 135
W. Central Blvd., Suite 1200, Orlando, Florida 32801 (the "Bank").

         The Escrow Agreement between the General Partners and the Bank provides that escrowed funds will be invested by the Bank in an interest-bearing account with the power of investment in short-term, highly liquid U.S. Government securities or in other short-term, highly liquid investments with appropriate safety of principal. Such subscription funds will be released periodically (at least once per month) upon admission of Limited Partners to the Partnership.

         The interest, if any, earned on subscription proceeds prior to their release from escrow, within 30 days after the date a subscriber is admitted to the Partnership as a Limited Partner, will be distributed to such subscriber. Interest will be payable only to those subscribers whose funds have been held in escrow by the Bank for at least 20 days. Limited Partners will not otherwise be entitled to interest earned on Partnership funds or to receive interest on their Capital Contributions.



                          SUPPLEMENTAL SALES MATERIAL

         In addition to this Prospectus, the Partnership may use certain sales materials in connection with this Offering, although only when accompanied or preceded by the delivery of this Prospectus. No sales material may be used unless it has first been approved in writing by the General Partners. As of the date of this Prospectus, it is anticipated that the following sales material will be authorized for use by the Partnership in connection with this Offering:
(i) a brochure entitled CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd.; (ii) a brochure describing CNL Group, Inc. and its affiliated entities;
(iii) a fact sheet describing the general features of the Partnership; (iv) a cover letter transmitting the Prospectus; (v) a summary description of the Offering; (vi) a slide and computer presentation; (vii) broker updates; (viii) an audio cassette presentation; (ix) a video presentation; (x) a script for telephonic marketing;
(xi) seminar advertisements and invitations; and (xii) certain third-party articles. Units are being offered only through this Prospectus. All such materials will be used only by registered broker-dealers who are members of the National Association of Securities Dealers, Inc. The Partnership also may respond to specific questions from Soliciting Dealers and prospective investors. Additional materials relating to the Offering may be made available to Soliciting Dealers for their internal use.



                             ADDITIONAL INFORMATION

         The Partnership has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement on Form S-11, as amended, with respect to the Units offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Partnership and the Units offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part thereof. Statements contained herein concerning the provisions of any document are not necessarily complete and in each instance reference is made to the copy of such document filed as an exhibit or schedule to the Registration Statement, each such statement being qualified in all respects by reference to such exhibit or schedule.

         The Registration Statement, together with its exhibits and schedules, may be inspected, without charge, at the Commission's principal office at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and also at the following regional offices of the Commission: Room 1400, 75 Park Place, New York, New York 10007, and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material may also be obtained from the Commission upon payment of prescribed fees.


         The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, which includes the Partnership. The address of such site is http://www.sec.gov.



                                   EXHIBIT B


                            FINANCIAL STATEMENTS OF

                          CNL INCOME FUND XVIII, LTD.

                                      AND

                             CNL REALTY CORPORATION

                     INDEX TO UPDATED FINANCIAL STATEMENTS


                                                                                              Page
                                                                                              ----
                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

Unaudited Condensed Financial Statements:
   Condensed Balance Sheets as of September 30, 1996 and December 31, 1995                    B-1
   Condensed Statements of Partners' Capital for the nine months ended September 30, 1996
      and the period February 10, 1995 (date of inception) through December 31, 1995          B-2
   Notes to Condensed Financial Statements for the nine months ended
      September 30, 1996 and the period February 10, 1995 (date of inception)
      through September 30, 1995                                                              B-3

Audited Financial Statements:
   Report of Independent Accountants                                                          B-6
   Balance Sheet as of December 31, 1995                                                      B-7
   Statement of Partners' Capital for the period February 10, 1995 (date of
      inception) through December 31, 1995                                                    B-8
   Notes to Financial Statements for the period February 10, 1995 (date of
      inception) through December 31, 1995                                                    B-9


                             CNL REALTY CORPORATION

Financial Statements:
   Report of Independent Accountants                                                          B-15
   Balance Sheets as of September 30, 1996 (unaudited) and December 31, 1995                  B-16
   Notes to Balance Sheets as of September 30, 1996 and December 31, 1995                     B-17

                          CNL INCOME FUND XVIII, LTD.
               (A Development Stage Florida Limited Partnership)
                            CONDENSED BALANCE SHEETS


                                         September 30,             December 31,
              ASSETS                          1996                     1995
                                         -------------             ------------

Cash                                       $    730                $    980
Prepaid expenses                                 20                      20
Organization costs                           10,000                  10,000
Deferred syndication costs                  504,079                 245,890
Other assets                                 27,304                      -
                                           --------                -------

                                           $542,133                $256,890
                                           ========                ========

  LIABILITIES AND PARTNERS' CAPITAL

Accounts payable                           $  8,505                $ 22,130
Due to related parties                      532,628                 233,760
                                           --------                --------
  Total liabilities                         541,133                 255,890

Partners' capital                             1,000                   1,000
                                           --------                --------

                                           $542,133                $256,890
                                           ========                ========




           See accompanying notes to condensed financial statements.

                          CNL INCOME FUND XVIII, LTD.
               (A Development Stage Florida Limited Partnership)
                   CONDENSED STATEMENTS OF PARTNERS' CAPITAL
                  Nine Months Ended September 30, 1996 and the
                  Period February 10, 1995 (Date of Inception)
                           through December 31, 1995


                                  Number of
                                  Units of
                                  Limited
                                 Partnership
                                  Interest            Limited          General
                                   Issued             Partners         Partners           Total
                                 -----------          --------         --------           -----
Balance,
  February 10, 1995
  (Date of Inception)                  -              $     -           $   -            $     -

Cash contributions
  on February 22,
  1995, for general
  partners' interest                   -                    -            1,000             1,000
                                  -------             --------          ------           -------

Balance,
  December 31, 1995                    -                    -            1,000             1,000

Subscriptions received
  for limited partner-
  ship units through
  public offering                  60,676              606,756              -            606,756

Subscriptions held
  in escrow at
  September 30, 1996              (60,676)            (606,756)             -           (606,756)
                                  -------             --------          ------          ---------

Balance, September 30, 1996             -              $     -         $1,000           $  1,000
                                  ================================================================







                  See accompanying notes to condensed financial statements.

                          CNL INCOME FUND XVIII, LTD.
               (A Development Stage Florida Limited Partnership)
                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                   Quarters Ended September 30, 1996 and 1995
               and Nine Months Ended September 30, 1996, and the
                  Period February 10, 1995 (Date of Inception)
                           through September 30, 1995


1.       Significant Accounting Policies:

         Basis of Presentation - The accompanying unaudited condensed financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. The financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Amounts as of December 31, 1995, included in the financial statements, have been derived from audited financial statements as of that date.

         These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in Form 10-K of CNL Income Fund XVIII, Ltd. (the "Partnership") for the year ended December 31, 1995.

         Under the terms of a registration statement filed with the Securities and Exchange Commission, the Partnership is authorized to sell a maximum of 3,500,000 units ($35,000,000) of limited partnership interest. Subscriptions for 60,676 units ($606,756) of limited partnership interest had been received and were being held in escrow as of September 30, 1996.

         As of September 30, 1996, the Partnership was a development stage enterprise and operations had not begun.

2.       Deferred Syndication Costs:

         At September 30, 1996 and December 31, 1995, syndication costs consisting of commissions, due diligence expense reimbursement fees, legal fees, printing and other expenses which were incurred in connection with the offering totalled $504,079 and $245,890, respectively. These syndication costs have been treated as deferred costs and, once the Partnership receives the minimum offering proceeds and funds are released from escrow, will be charged to the limited partners' capital accounts to reflect the net capital proceeds of the offering. All organizational and offering expenses, as defined in the Partnership's prospectus, which exceed three percent of the total gross proceeds received from the sale of units of the Partnership will be paid by the general partners and will not be the responsibility of the Partnership.

                          CNL INCOME FUND XVIII, LTD.
               (A Development Stage Florida Limited Partnership)
                   NOTES TO CONDENSED FINANCIAL STATEMENTS -
                  CONTINUED Quarters Ended September 30, 1996 and 1995
               and Nine Months Ended September 30, 1996, and the
                  Period February 10, 1995 (Date of Inception)
                           through September 30, 1995


3.       Related Party Transactions:

         CNL Securities Corp. is entitled to receive commissions amounting to 8.5% of limited partners' contributions for services in connection with selling limited partnership interests, a substantial portion of which will be paid as commissions to other broker-dealers. As of September 30, 1996, $51,574 of such fees had been incurred.

         In addition, CNL Securities Corp. is entitled to receive a due diligence expense reimbursement fee equal to 0.5% of limited partners' contributions, a portion of which may be reallowed to other broker-dealers. As of September 30, 1996, $3,034 of such fees had been incurred.

         CNL Fund Advisors, Inc. is entitled to receive acquisition fees for services in finding, negotiating and acquiring properties on behalf of the Partnership equal to 4.5% of the limited partners' contributions. As of September 30, 1996, $27,304 of such fees had been incurred. This amount is included in other assets at September 30, 1996.

         During the quarter and nine months ended September 30, 1996, CNL Fund Advisors, Inc. and its affiliates provided accounting and administrative services to the Partnership, primarily in connection with the registration of the offering, totalling $23,375 and $29,980, respectively, which are included in deferred syndication costs.

         The amounts due to related parties consisted of the following at:
                                                September 30,      December 31,
                                                    1996               1995

            Due to CNL Securities Corp.:
              Commissions                        $ 51,574           $     -
              Due diligence expense
                reimbursement fee                   3,034                 -
                                                 --------           --------
                                                   54,608                 -
                                                 --------           --------
            Due to CNL Fund Advisors, Inc.:
              Expenditures incurred for
                organizational and offering
                expenses on behalf of the
                Partnership                       383,150            233,760
              Accounting and administrative
                services                           67,566                 -
              Acquisition fees                     27,304                 -
                                                 --------           --------
                                                  478,020            233,760
---------------------------------------------------------           --------

                                                 $532,628           $233,760
                                                 ========           ========

                          CNL INCOME FUND XVIII, LTD.
               (A Development Stage Florida Limited Partnership)
                   NOTES TO CONDENSED FINANCIAL STATEMENTS -
                  CONTINUED Quarters Ended September 30, 1996 and 1995
               and Nine Months Ended September 30, 1996, and the
                  Period February 10, 1995 (Date of Inception)
                           through September 30, 1995

3.       Related Party Transactions - Continued:

         In the event the minimum offering proceeds are not received by the Partnership, the Partnership will have no obligation to repay such amounts.

4.       Subsequent Event:

         As of October 11, 1996, the Partnership had received aggregate subscription proceeds of $1,733,131, which exceeded the minimum offering amount of $1,500,000, and $1,517,431 of the funds (which excluded all funds received from New York and Pennsylvania investors) were released from escrow. As of October 31, 1996, the Partnership had sold 368,665 units, representing $3,686,653 of capital contributed by limited partners and all funds received from New York and Pennsylvania investors had been released from escrow.

                                  Report of Independent Accountants




To the Partners
CNL Income Fund XVIII, Ltd.


We have audited the accompanying balance sheet of CNL Income Fund XVIII, Ltd. (a development stage Florida limited partnership) as of December 31, 1995, and the related statement of partners' capital for the period February 10, 1995 (date of inception) through December 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CNL Income Fund XVIII, Ltd. as of December 31, 1995, and the changes in partners' capital for the period February 10, 1995 (date of inception) through December 31, 1995 in conformity with generally accepted accounting principles.


                                                   /s/COOPERS & LYBRAND L.L.P.



Orlando, Florida
February 13, 1996

                          CNL INCOME FUND XVIII, LTD.
               (A Development Stage Florida Limited Partnership)

                                 BALANCE SHEET

                               December 31, 1995


                ASSETS

Cash                                                 $     980
Prepaid expenses                                            20
Organization costs                                      10,000
Deferred syndication costs                             245,890
                                                     ---------

                                                     $ 256,890


     LIABILITIES AND PARTNERS' CAPITAL

Accounts payable                                     $  22,130
Due to related parties                                 233,760
                                                     ---------
    Total liabilities                                  255,890

Partners' capital                                        1,000

                                                     $ 256,890






                 See accompanying notes to financial statements

                          CNL INCOME FUND XVIII, LTD.
               (A Development Stage Florida Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL

                     February 10, 1995 (Date of Inception)
                           through December 31, 1995


                                    General             Limited
                                    Partners            Partners         Total

Balance, February 10, 1995
  (date of inception)               $   -               $   -            $   -

Cash contributions                   1,000                  -             1,000
                                    ------              -------          ------

Balance, December 31, 1995          $1,000              $   -            $1,000
                                    ======              =======          ======






                 See accompanying notes to financial statements

                          CNL INCOME FUND XVIII, LTD.
               (A Development Stage Florida Limited Partnership)

                         NOTES TO FINANCIAL STATEMENTS

                     February 10, 1995 (Date of Inception)
                           through December 31, 1995


1.       Significant Accounting Policies:

         Organization and Nature of Business - CNL Income Fund XVIII, Ltd. (the "Partnership") is a Florida limited partnership that was organized for the purpose of acquiring both newly constructed and existing restaurant properties, as well as properties upon which restaurants are to be constructed, to be leased primarily to operators of national and regional fast-food, family-style and casual dining restaurant chains.

         As of December 31, 1995, the Partnership was a development stage enterprise and operations had not begun.

         The general partners of the Partnership are CNL Realty Corporation (the "Corporate General Partner"), James M. Seneff, Jr. and Robert A. Bourne. Mr. Seneff and Mr. Bourne are also 50 percent shareholders of the Corporate General Partner. The general partners have responsibility for managing the day-to-day operations of the Partnership.

         Organization Costs - Organization costs will be amortized over five years using the straight-line method once operations commence.

         Income Taxes - Under Section 701 of the Internal Revenue Code, all income, expenses and tax credit items flow through to the partners for tax purposes. Therefore, no provision for federal income taxes is provided in the accompanying financial statements. The Partnership will be subject to certain state taxes on its income and property.

         New Accounting Standard - In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The Statement, which is effective for fiscal years beginning after December 15, 1995, requires that an entity review long-lived assets and certain identifiable intangibles, to be held and used, for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Partnership will adopt this standard in 1996. The general partners believe adoption of this standard currently would not have had a material effect on the Partnership's financial position.

                          CNL INCOME FUND XVIII, LTD.
               (A Development Stage Florida Limited Partnership)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                     February 10, 1995 (Date of Inception)
                           through December 31, 1995


2.       Public Offering:

         The Partnership, together with an affiliated newly-formed partnership, CNL Income Fund XVII, Ltd. ("CNL XVII"), has filed a currently effective registration statement on Form S- 11 with the Securities and Exchange Commission. Under the terms of the registration statement, the Partnership is authorized to sell a maximum of 3,500,000 units ($35,000,000) of limited partnership interest. The units will be offered to the public on a "best efforts" basis (which means that no one is guaranteeing that any minimum amount will be sold) through CNL Securities Corp., the managing dealer, and other broker-dealers. The offering will terminate not later than August 11, 1996, unless the general partners elect to extend the offering to a date not later than August 11, 1997, in states that permit such an extension.

         The Partnership has and will continue to incur certain expenses of its offering of units, including filing fees, legal, accounting, printing and escrow fees, which will be deducted from the gross proceeds of the offering. Preliminary costs incurred prior to raising capital have been and will continue to be advanced by an affiliate of the general partners. If the offering is not successful, the Partnership will not be required to repay these amounts. Expenses of the offering of units are expected to amount to 12 percent (assuming the minimum number of units is sold; the total offering expenses are expected to decrease to 11.5% if the maximum number of units is sold of the gross offering proceeds available to the Partnership). Of these amounts, the managing dealer (an affiliate of the general partners) is to be paid 8.5% of the gross offering proceeds in the form of selling commissions and 0.5% of the gross offering proceeds as a due diligence expense reimbursement fee. Other broker-dealers may be engaged as soliciting dealers to sell units and may be reallowed selling commissions of up to eight percent with respect to units which they sell. In addition, all or a portion of the due diligence expense reimbursement fee may be reallowed to soliciting dealers for reimbursement for bona fide expenses incurred in connection with due diligence activities. The general partners have agreed to pay all organizational and offering expenses, as defined in the Partnership's prospectus, which exceed three percent of the gross offering proceeds received from the sale of units of the Partnership.

                          CNL INCOME FUND XVIII, LTD.
               (A Development Stage Florida Limited Partnership)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                     February 10, 1995 (Date of Inception)
                           through December 31, 1995


2.       Public Offering - Continued:

         The first $30,000,000 of subscription funds received (3,000,000 units) will be for units of CNL XVII, although the general partners have the right to terminate the offering of units of CNL XVII at any time after subscriptions aggregating at least 150,000 units ($1,500,000) have been received and the funds have been released from escrow. As of December 31, 1995, CNL XVII had sold 569,692 units, representing $5,696,921 of capital contributed by limited partners. After the termination of the offering of units of CNL XVII, the next up to $30,000,000 of subscription funds will be for units of the Partnership. The managing dealer has the option to increase the offering of units of the Partnership by up to $5,000,000 (500,000 units).

3.       Deferred Syndication Costs:

         As of December 31, 1995, syndication costs consisting of legal fees, printing and other expenses which were incurred in connection with the offering totalled $245,890. These syndication costs have been treated as deferred costs and, once the Partnership's offering commences, will be charged to the limited partners' capital accounts to reflect the net capital proceeds of the offering. All organizational and offering expenses, as defined in the Partnership's prospectus, which exceed three percent of the total gross proceeds received from the sale of units of the Partnership will be paid by the general partners and will not be the responsibility of the Partnership.

4.       Allocations and Distributions:

         Generally, distributions of net cash flow, as defined in the limited partnership agreement of the Partnership, will be made 95 percent to the limited partners and five percent to the general partners; provided, however, that for any particular year the five percent of net cash flow to be distributed to the general partners will be subordinated to receipt by the limited partners in that year of an eight percent noncumulative, noncompounded return on their aggregate invested capital contributions (the "Limited Partners' 8% Return").

                          CNL INCOME FUND XVIII, LTD.
               (A Development Stage Florida Limited Partnership)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                     February 10, 1995 (Date of Inception)
                           through December 31, 1995


4.       Allocations and Distributions - Continued:

         Generally, net income (determined without regard to any depreciation and amortization deductions and gains and losses from the sale of properties) will be allocated between the limited partners and the general partners first, in an amount not to exceed the net cash flow distributed to the partners attributable to such year in the same proportions as such net cash flow is distributed; and thereafter, 99 percent to the limited partners and one percent to the general partners. All deductions for depreciation and amortization will be allocated 99 percent to the limited partners and one percent to the general partners.

         Net sales proceeds from the sale of a property generally will be distributed first to the limited partners in an amount sufficient to provide them with the return of their invested capital contributions, plus their cumulative Limited Partners' 8% Return. The general partners will then receive a return of their capital contributions and, to the extent previously subordinated and unpaid, a five percent interest in all net cash flow distributions. Any remaining net sales proceeds will be distributed 95 percent to the limited partners and five percent to the General Partners.

         Any gain from the sale of a property will be, in general, allocated in the same manner as net sales proceeds are distributable. Any loss will be allocated first, on a pro rata basis to the partners with positive balances in their capital accounts; and thereafter, 95 percent to the limited partners and five percent to the general partners.

         Notwithstanding the above allocations, at least one percent of each material item of income and loss, including any gain or loss from the sale of a property, will be allocated to the general partners.

5.       Related Party Transactions:

         One of the individual general partners, James M. Seneff, Jr., is one of the principal shareholders of CNL Group, Inc., the parent company of CNL Securities Corp. and CNL Fund Advisors, Inc. The other individual general partner, Robert A. Bourne, is the president of CNL Securities Corp. and CNL Fund Advisors, Inc.

                          CNL INCOME FUND XVIII, LTD.
               (A Development Stage Florida Limited Partnership)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                     February 10, 1995 (Date of Inception)
                           through December 31, 1995


5.       Related Party Transactions - Continued:

         CNL Securities Corp. is entitled to receive syndication fees amounting to 8.5% of limited partners' contributions for services in connection with selling limited partnership interests, a substantial portion of which will be paid as commissions to other broker-dealers. As of December 31, 1995, no such fees had been incurred.

         In addition, CNL Securities Corp. is entitled to receive a due diligence expense reimbursement fee equal to 0.5% of limited partners' contributions, a portion of which may be reallowed to other broker-dealers. As of December 31, 1995, no such fees had been incurred.

         CNL Fund Advisors, Inc. will be entitled to receive acquisition fees for services in finding, negotiating and acquiring properties on behalf of the Partnership equal to 4.5% of the limited partners' contributions. As of December 31, 1995, no such fees had been incurred.

         The Partnership and CNL Fund Advisors, Inc. will enter into a management agreement pursuant to which CNL Fund Advisors, Inc. will receive annual management fees of one percent of the sum of gross revenues from properties wholly owned by the Partnership and the Partnership's allocable share of gross revenues from joint ventures. The management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of CNL Fund Advisors, Inc. All or any portion of the management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as CNL Fund Advisors, Inc. shall determine. As of December 31, 1995, no management fees had been incurred.

         CNL Fund Advisors, Inc. also will be entitled to receive a deferred, subordinated real estate disposition fee, payable upon the sale of one or more properties based on the lesser of one-half of a competitive real estate commission or three percent of the sales price if CNL Fund Advisors, Inc. provides a substantial amount of services in connection with the sale. The real estate disposition fee is payable only after the limited partners receive their cumulative Limited Partners' 8%

                          CNL INCOME FUND XVIII, LTD.
               (A Development Stage Florida Limited Partnership)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                     February 10, 1995 (Date of Inception)
                           through December 31, 1995


5.       Related Party Transactions - Continued:

         Return and their invested capital contributions. No deferred, subordinated real estate disposition fees have been incurred to date.

         During the period February 10, 1995 (date of inception) through December 31, 1995, CNL Fund Advisors, Inc. and its affiliates provided accounting and administrative services to the Partnership, primarily in connection with the registration of the offering, totalling $37,586, which are included in deferred syndication costs at December 31, 1995.

         The amount due to related parties at December 31, 1995, of $233,760 represents amounts due to CNL Fund Advisors, Inc. and its affiliates for organizational and offering expenses incurred on behalf of the Partnership and for accounting and administrative services. In the event the minimum offering proceeds are not received by the Partnership, the Partnership will have no obligation to repay such amounts.

                    Report of Independent Public Accountants




To the Stockholders
CNL Realty Corporation


         We have audited the accompanying balance sheet of CNL Realty Corporation as of December 31, 1995. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

         In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of CNL Realty Corporation as of December 31, 1995, in conformity with generally accepted accounting principles.


                                                 /s/COOPERS & LYBRAND L.L.P.



Orlando, Florida
February 15, 1996

                             CNL REALTY CORPORATION

                                 BALANCE SHEETS



                                        September 30,
                                            1996                  December 31,
            ASSETS                         (Unaudited)                 1995

Cash                                     $      213                $       49
Investment in CNL Income
  Fund Partnerships                       1,233,369                 1,018,346
                                         ----------                ----------

                                         $1,233,582                $1,018,395
                                         ==========                ==========

        LIABILITIES AND
     STOCKHOLDERS' EQUITY

Loans payable to stockholders            $   70,030                   991,524
Loan payable to CNL Group, Inc.           1,171,248                        -
Other payables to related parties             2,422                     3,522
                                         ----------                ----------
  Total liabilities                       1,243,700                   995,046
                                         ----------                ----------

Commitments and contingencies
  (Note 5)

Stockholders' equity:
  Common stock, $1 par value,
    7,500 shares authorized,
    1,000 shares issued and
    outstanding                               1,000                     1,000
  Retained earnings (Accumulated
    deficit)                                (11,118)                   22,349
                                         ----------                ----------
                                            (10,118)                   23,349
                                         ----------                ----------

                                         $1,233,582                $1,018,395
                                         ==========                ==========

















                   See accompanying notes to balance sheets.

                             CNL REALTY CORPORATION

                            NOTES TO BALANCE SHEETS

                    September 30, 1996 and December 31, 1995
         (Information with respect to September 30, 1996 is unaudited)



1.       Organization and Significant Accounting Policy:

         Organization - CNL Realty Corporation (the "Company") was incorporated on November 26, 1985, under the laws of the State of Florida. The Company is a general partner in CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd. (collectively, the "CNL Income Fund Partnerships"), all of which were formed to acquire existing restaurant properties, as well as properties upon which restaurants will be constructed, to be leased primarily to operators of national and regional fast-food, family-style and casual dining restaurant chains. The other general partners in the CNL Income Fund Partnerships are James M. Seneff, Jr. and Robert A. Bourne.

         Use of Estimates - The Company's management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

2.       Investment in CNL Income Fund Partnerships:

         The Company accounts for its general partner interests in the CNL Income Fund Partnerships under the equity method. The terms of the limited partnership agreements of each of the CNL Income Fund Partnerships are similar. Each agreement provides that allocations and distributions among the general partners will be in such amounts as the general partners agree among themselves. The general partners have agreed that ten percent of their one percent interest in the CNL Income Fund Partnerships will be allocated to CNL Realty Corporation.

                             CNL REALTY CORPORATION

                    September 30, 1996 and December 31, 1995
         (Information with respect to September 30, 1996 is unaudited)



2.       Investment in CNL Income Fund Partnerships - Continued:

         The following table presents combined, summarized financial information relating to the CNL Income Fund Partnerships at:

                                     September 30,
                                         1996                  December 31,
                                     (Unaudited)                   1995
                                     ------------              ------------

        Total assets                  $508,709,317             $486,778,595
        Total liabilities               19,253,590               16,318,645
        Limited partners'
          equity                       486,220,565              467,736,550
        General partners'
          equity:
            CNL Realty
              Corporation                1,233,369                1,018,346
            Other                        2,001,793                1,705,054

         The Company had made total capital contributions of $1,012,905 and $830,905 to the CNL Income Fund Partnerships as of September 30, 1996 and December 31, 1995, respectively.

         In January 1996, the Company entered into two promissory notes which provide for loans to certain of the CNL Income Fund Partnerships in the aggregate amount of $112,500 in connection with the operations of the CNL Income Fund Partnerships. The loans were uncollateralized, bore interest at a rate of prime plus 0.25% per annum and were due on demand. The outstanding balance of these loans, including interest of approximately $860, was repaid to the Company as of September 30, 1996.

         In addition, in April and July 1996, the Company entered into several promissory notes which provide for loans to certain of the CNL Income Fund Partnerships in the aggregate amounts of $151,900 and $254,000, respectively, in connection with the operations of the CNL Income Fund Partnerships. These loans were uncollateralized, non-interest bearing and due on demand. These loans were repaid to the Company as of September 30, 1996.

3.       Income Taxes:

         Effective January 1988, the Company made an election to be governed by Subchapter S of the Internal Revenue Code. Taxable income is reported by the stockholders on their individual income tax returns.

                             CNL REALTY CORPORATION

                    September 30, 1996 and December 31, 1995
         (Information with respect to September 30, 1996 is unaudited)



4.       Related Parties:

         The Company and its stockholders have entered into two promissory notes which provide for loans to the Company in the aggregate amount of $1,500,000. The notes are uncol- lateralized and bear interest at rates in accordance with the applicable federal rate prescribed by the Internal Revenue Service. At September 30, 1996 and December 31, 1995, the blended applicable federal rate was 5.77% and 6.58%, respectively. Principal and interest are payable on demand or December 31, 1996, whichever comes first.

         The following presents the outstanding balances under these notes, including accrued interest, at:

                                           September 30,
                                                1996           December 31,
                                            (Unaudited)           1995
                                            -----------       -----------
                  James M. Seneff, Jr         $ 35,015           $495,762
                  Robert A. Bourne              35,015            495,762
                                              --------           --------

                                              $ 70,030           $991,524
                                              ========           ========

         In April 1996, the Company entered into a promissory note with CNL Group, Inc., an affiliate of the Company, which provides for loans to the Company in the aggregate amount of up to $500,000. In September 1996, the promissory note was amended to provide for loans to the Company in the aggregate amount of up to $1,500,000. The note is uncollateralized and bears interest at a rate of prime plus one percent per annum. Principal and interest are payable on demand or December 31, 1997, whichever comes first. The loan payable to CNL Group, Inc. of $1,171,248 includes accrued interest of $10,349 at September 30, 1996.

         Affiliates of the stockholders provide accounting and administrative services to the Company on a day-to-day basis. Other payables to related parties at September 30, 1996 and December 31, 1995 of $2,422 and $3,522, respectively, represent amounts for such services and for operating expenses that affiliates have paid on behalf of the Company.

                             CNL REALTY CORPORATION

                    September 30, 1996 and December 31, 1995
         (Information with respect to September 30, 1996 is unaudited)



5.       Commitments and Contingencies:

         As one of the general partners in the CNL Income Fund Partnerships, the Company will share in the liability for organizational and offering expenses which exceed three percent of the gross offering proceeds. Further, the general partners have agreed to contribute up to one percent of the gross offering proceeds for partnership property maintenance and repairs to the extent that the CNL Income Fund Partnerships have insufficient funds for such purposes.

6.       Subsequent Events:

         In October 1996, the Company received additional advances under the loan from CNL Group, Inc. totalling $430,000 in connection with the promissory note described in Note 4. As of November 14, 1996, the Company had repaid $239,000 of such amounts advanced.

         In connection therewith, in October 1996, the Company entered into three promissory notes which provide for loans to certain of the CNL Income Fund Partnerships in the aggregate amount of $430,000 in connection with the operations of the CNL Income Fund Partnerships. The loans are uncollateralized, non-interest bearing and are due on demand. As of November 14, 1996, $271,000 of these amounts had been repaid to the Company.

         In addition, in November 1996, the Company repaid the stockholders $32,000 of amounts advanced under the promissory notes described in
         Note 4.

7.       Basis of Presentation of Unaudited Financial Statements:

         In the opinion of management of the Company, the unaudited balance sheet contains all adjustments (consisting of only normal recurring accruals) necessary to present fairly the Company's financial position as of September 30, 1996.

                                   EXHIBIT C

                            PRIOR PERFORMANCE TABLES

                                   EXHIBIT C

                            PRIOR PERFORMANCE TABLES


         The information in this Exhibit C contains certain relevant summary information concerning prior public partnerships sponsored by the individual General Partners and their Affiliates which have investment objectives similar to the Partnership (the "Prior Public Partnerships").

         A more detailed description of the acquisitions by the Prior Public Partnerships is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the General Partners upon request, without charge. In addition, upon request to the General Partners, the General Partners will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Partnerships, which are substantially the same as those of the Partnership, generally include preservation and protection of partnership capital, the potential for increased income and protection against inflation, potential for capital appreciation, and partially tax-sheltered cash distributions, all through investment in restaurant properties.

         INVESTORS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING THAT THE PARTNERSHIP WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS, OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. INVESTORS SHOULD NOTE THAT, BY ACQUIRING UNITS IN THE PARTNERSHIP, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PUBLIC PARTNERSHIPS.

Description of Tables

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of June 30, 1996. The following is a brief description of the
Tables:

         Table I - Experience in Raising and Investing Funds

         Table I presents information on a percentage basis showing the experience of the individual General Partners and their Affiliates in raising and investing funds for the Prior Public Partnerships, the offerings of which closed between October 1991 and September 1996.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         Table II - Compensation to Sponsor

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the general partners of the Prior Public Partnerships.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to the General Partners and their Affiliates in connection with the Prior Public Partnerships, the offerings of which closed between October 1991 and September 1996. The Table also shows the amounts paid to the General Partners and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Partnerships on a cumulative basis commencing with inception and ending June 30, 1996.

         Table III - Operating Results of Prior Programs

         Table III presents a summary of operating results for the period from inception through June 30, 1996, of the Prior Public Partnerships, the offerings of which closed between October 1991 and September 1996.

         The Table includes a summary of income or loss of the Prior Public Partnerships which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Partnerships, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Partnerships, but rather are related to items of a partnership nature. These items include proceeds from capital contributions of limited partners, and disbursements made from these sources of funds, such as syndication and organizational costs, acquisition of the properties and other costs which are related more to the organization of the partnership and the acquisition of properties than to the actual operations of the partnerships.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         Table IV - Results of Completed Programs

         Table IV is omitted from this Exhibit C because none of the General Partners or their Affiliates has been involved in completed public programs which had investment objectives similar to those of the Partnership.

         Table V - Sales or Disposal of Properties

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Partnerships between October 1991 and June 1996.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                    TABLE I
                   EXPERIENCE IN RAISING AND INVESTING FUNDS





                            CNL Income      CNL Income      CNL Income     CNL Income      CNL Income
                              Fund X,        Fund XI,        Fund XII,     Fund XIII,       Fund XIV,
                               Ltd.            Ltd.            Ltd.           Ltd.            Ltd.
                           -----------     -----------     -----------    -----------     -----------

Dollar amount offered      $40,000,000     $40,000,000     $45,000,000    $40,000,000     $45,000,000
                           ===========     ===========     ===========    ===========     ===========

Dollar amount raised             100.0%          100.0%          100.0%         100.0%          100.0%
                           -----------     -----------     -----------    -----------     -----------

Less offering expenses:

  Selling commissions
    and discounts                 (8.5)           (8.5)           (8.5)          (8.5)           (8.5)
  Organizational expenses         (3.0)           (3.0)           (3.0)          (3.0)           (3.0)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                     (0.5)           (0.5)           (0.5)          (0.5)           (0.5)
                           -----------     -----------     -----------    -----------     -----------
                                 (12.0)          (12.0)          (12.0)         (12.0)          (12.0)
                           -----------     -----------     -----------    -----------     -----------
Reserve for operations             --              --              --             --              --
                           -----------     -----------     -----------    -----------     ----------

Percent available for
  investment                      88.0%           88.0%           88.0%          88.0%           88.0%
                           ===========     ===========     ===========    ===========     ===========

Acquisition costs:

  Cash down payment               83.0%           83.0%           83.0%          82.5%           82.5%
  Acquisition fees paid
    to affiliates                  5.0             5.0             5.0            5.5             5.5
  Loan costs                       --              --              --             --              --
                           -----------     -----------     -----------    -----------     ----------

Total acquisition costs           88.0%           88.0%           88.0%          88.0%           88.0%
                           ===========     ===========     ===========    ===========     ===========

Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)               --              --              --             --              --

Date offering began            9/09/91         3/18/92         9/29/92        3/31/93         8/27/93

Length of offering (in
  months)                            6               6               6              5               6

Months to invest 90% of
  amount available for
  investment measured
  from date of offering              7               6              11             10              11


                                    TABLE I
                   EXPERIENCE IN RAISING AND INVESTING FUNDS
                                  (continued)





                              CNL Income      CNL Income      CNL Income     CNL Income
                               Fund XV,        Fund XVI,      Fund XVII,     Fund XVIII,
                                 Ltd.            Ltd.            Ltd.            Ltd.
                             -----------     -----------      ----------     -----------
                                                              (Note 1)        (Note 1)
Dollar amount offered        $40,000,000     $45,000,000
                             ===========     ===========

Dollar amount raised               100.0%          100.0%
                             -----------     -----------

Less offering expenses:

  Selling commissions
    and discounts                   (8.5)           (8.5)
  Organizational expenses           (3.0)           (3.0)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                       (0.5)           (0.5)
                             -----------     -----------
                                   (12.0)          (12.0)
                             -----------     -----------
Reserve for operations               --              --
                             -----------     ----------

Percent available for
  investment                        88.0%           88.0%
                             ===========     ===========

Acquisition costs:

  Cash down payment                 82.5%           82.5%
  Acquisition fees paid
    to affiliates                    5.5             5.5
  Loan costs                         --              --
                             -----------     ----------

Total acquisition costs             88.0%           88.0%
                             ===========     ===========

Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)                 --              --

Date offering began              2/23/94         9/02/94

Length of offering (in
  months)                              6               9

Months to invest 90% of
  amount available for
  investment measured
  from date of offering               10              11


Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 of units of limited partnership interest (the "Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the Registration Statement, the offering of Units of CNL Income Fund XVIII, Ltd. could not commence until the offering of Units of CNL Income Fund XVII, Ltd. had terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for an aggregate 3,000,000 Units ($30,000,000) had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd. commenced its offering to the public of 3,500,000 Units ($35,000,000).

                                    TABLE II
                            COMPENSATION TO SPONSOR



                                             CNL Income    CNL Income    CNL Income    CNL Income    CNL Income
                                               Fund X,      Fund XI,      Fund XII,    Fund XIII,     Fund XIV,
                                                Ltd.          Ltd.          Ltd.          Ltd.          Ltd.
                                            -----------   -----------   -----------   -----------   -----------

Date offering commenced                         9/09/91       3/18/92       9/29/92       3/31/93       8/27/93
Dollar amount raised                        $40,000,000   $40,000,000   $45,000,000   $40,000,000   $45,000,000
                                            ===========   ===========   ===========   ===========   ===========
Amount paid to sponsor from
  proceeds of offering:
    Selling commissions and
      discounts                               3,400,000     3,400,000     3,825,000     3,400,000     3,825,000
    Real estate commissions                           -             -             -             -             -
    Acquisition fees                          2,000,000     2,000,000     2,250,000     2,200,000     2,475,000
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)                    200,000       200,000       225,000       200,000       225,000
                                            -----------   -----------   -----------   -----------   -----------
Total amount paid to sponsor                  5,600,000     5,600,000     6,300,000     5,800,000     6,525,000
                                            ===========   ===========   ===========   ===========   ===========
Dollar amount of cash generated
  from operations before
  deducting payments to
  sponsor:
    1996 (6 Months)                           1,877,818     1,866,649     1,986,907     1,701,335     1,857,023
    1995                                      3,603,470     3,758,271     3,928,473     3,482,461     3,823,939
    1994                                      3,828,234     3,574,474     3,933,486     3,232,046     2,897,432
    1993                                      3,499,905     3,434,512     3,320,549     1,148,550       329,957
    1992                                      3,141,123     1,525,462        63,401             -             -
    1991                                        204,240             -             -             -             -
    1990                                              -             -             -             -             -
    1989                                              -             -             -             -             -
    1988                                              -             -             -             -             -
    1987                                              -             -             -             -             -
    1986                                              -             -             -             -             -
    1985                                              -             -             -             -             -
    1984                                              -             -             -             -             -
    1983                                              -             -             -             -             -
    1982                                              -             -             -             -             -
    1981                                              -             -             -             -             -
    1980                                              -             -             -             -             -
    1979                                              -             -             -             -             -
    1978                                              -             -             -             -             -
Amount paid to sponsor from
  operations (administrative,
  accounting and management
  fees):
    1996 (6 Months)                              55,272        55,339        55,932        53,682        57,121
    1995                                         76,108       106,086       109,111       103,083       114,095
    1994                                         42,741        76,533        84,524        83,046        84,801
    1993                                         38,999        78,926        73,789        27,003         8,220
    1992                                         39,505        30,237         2,031             -             -
    1991                                          2,834             -             -             -             -
    1990                                              -             -             -             -             -
    1989                                              -             -             -             -             -
    1988                                              -             -             -             -             -
    1987                                              -             -             -             -             -
    1986                                              -             -             -             -             -
    1985                                              -             -             -             -             -
    1984                                              -             -             -             -             -
    1983                                              -             -             -             -             -
    1982                                              -             -             -             -             -
    1981                                              -             -             -             -             -
    1980                                              -             -             -             -             -
    1979                                              -             -             -             -             -
    1978                                              -             -             -             -             -
Dollar amount of property
  sales and refinancing
  before deducting payments
  to sponsor:
    Cash                                      1,057,386             -     1,640,000       286,411       696,012
    Notes                                             -             -             -             -             -
Amount paid to sponsors
  from property sales and
  refinancing:
    Real estate commissions                           -             -             -             -             -
   Incentive fees                                     -             -             -             -             -
   Other                                              -             -             -             -             -


                                    TABLE II
                            COMPENSATION TO SPONSOR
                                  (continued)




                                           CNL Income   CNL Income    CNL Income CNL    CNL Income
                                            Fund XV,     Fund XVI,      Fund XVII,      Fund XVIII,
                                              Ltd.          Ltd.          Ltd.             Ltd.
                                          -----------    ----------   --------------    -----------
                                                                        (Note 2)        (Note 2)
Date offering commenced                       2/23/94       9/02/94
Dollar amount raised                      $40,000,000   $45,000,000
                                          ===========   ===========
Amount paid to sponsor from
  proceeds of offering:
    Selling commissions and
      discounts                             3,400,000     3,825,000
    Real estate commissions                         -             -
    Acquisition fees                        2,200,000     2,475,000
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)                  200,000       225,000
                                          -----------    ----------
Total amount paid to sponsor                5,800,000     6,525,000
                                          ===========    ==========
Dollar amount of cash generated
  from operations before
  deducting payments to
  sponsor:
    1996 (6 Months)                         1,741,150     1,936,583
    1995                                    3,361,477     2,619,840
    1994                                    1,154,454       212,171
    1993                                            -             -
    1992                                            -             -
    1991                                            -             -
    1990                                            -             -
    1989                                            -             -
    1988                                            -             -
    1987                                            -             -
    1986                                            -             -
    1985                                            -             -
    1984                                            -             -
    1983                                            -             -
    1982                                            -             -
    1981                                            -             -
    1980                                            -             -
    1979                                            -             -
    1978                                            -             -
Amount paid to sponsor from
  operations (administrative,
  accounting and management
  fees):
    1996 (6 Months)                            53,223        74,887
    1995                                      122,107       138,445
    1994                                       37,620         7,023
    1993                                            -             -
    1992                                            -             -
    1991                                            -             -
    1990                                            -             -
    1989                                            -             -
    1988                                            -             -
    1987                                            -             -
    1986                                            -             -
    1985                                            -             -
    1984                                            -             -
    1983                                            -             -
    1982                                            -             -
    1981                                            -             -
    1980                                            -             -
    1979                                            -             -
    1978                                            -             -
Dollar amount of property
  sales and refinancing
  before deducting payments
  to sponsor:
    Cash                                      811,706       775,000
    Notes                                           -             -
Amount paid to sponsors
  from property sales and
  refinancing:
    Real estate commissions                         -             -
   Incentive fees                                   -             -
   Other                                            -             -




Note 1: During the year ended December 31, 1995, CNL Income Fund X, Ltd. received proceeds of $7,200 for a small parcel of land as a result of an easement relating to a certain property.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 of units of limited partnership interest (the "Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the Registration Statement, the offering of Units of CNL Income Fund XVIII, Ltd. could not commence until the offering of Units of CNL Income Fund XVII, Ltd. had terminated. As of June 30, 1996, CNL Income Fund XVII, Ltd. was in the offering stage; therefore, CNL Income Fund XVIII, Ltd. had not commenced its offering of Units. As of June 30, 1996, CNL Income Fund XVII, Ltd. had sold 2,113,286 Units, representing $21,132,863 of capital contributed by limited partners, and 13 properties had been acquired. From commencement of the offering through June 30, 1996, total selling commissions and discounts were $1,796,293, due diligence expense reimbursement fees were $105,665, and acquisition fees were $950,978, for a total amount paid to sponsor of $2,852,936. CNL Income Fund XVII, Ltd. had cash generated from operations for the period November 3, 1995 (the date funds were originally released from escrow) through June 30, 1996, of $266,033. CNL Income Fund XVII, Ltd. made payments of $47,754 to the sponsor from operations for this period. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for an aggregate 3,000,000 Units ($30,000,000) had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd. commenced its offering to the public of 3,500,000 Units ($35,000,000).

                                   TABLE III
                    Operating Results of Prior Programs CNL
                              INCOME FUND X, LTD.




                                             1990
                                           (Note 1)           1991           1992              1993
                                          ------------    ------------    ------------    ------------
Gross revenue                             $          0    $     80,723    $  2,985,620    $  3,729,533
Equity in earnings of unconsolidated
  joint venture                                      0               0         184,425         273,564
Profit from sale of properties                       0               0               0               0
Interest income                                      0          77,424         149,051          35,072
Less: Operating expenses                             0          (7,078)       (147,094)       (178,294)
      Interest expense                               0               0               0               0
      Depreciation and amortization                  0          (5,603)       (261,058)       (215,143)
      Minority interest in income of
        consolidated joint venture                   0               0          (4,902)         (8,159)
                                          ------------    ------------    ------------    ------------
Net income - GAAP basis                              0         145,466       2,906,042       3,636,573
                                          ============    ============    ============    ============
Taxable income
  - from operations                                  0         187,164       2,652,037       2,936,325
                                          ============    ============    ============    ============
  - from gain on sale                                0               0               0               0
                                          ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 5)                                    0         201,406       3,101,618       3,460,906
Cash generated from sales (Note 4)                   0               0               0               0
Cash generated from refinancing                      0               0               0               0
                                          ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                    0         201,406       3,101,618       3,460,906
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                       0        (163,012)     (2,760,446)     (2,659,655)
    - from sale of properties                        0               0               0               0
    - from cash flow from prior period               0               0               0               0
                                          ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                      0          38,394         341,172         801,251
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                  0      19,972,663      20,027,337               0
    General partners' capital
      contributions                              1,000               0               0               0
    Organization costs                               0         (10,000)              0               0
    Syndication costs                                0      (1,942,339)     (1,880,824)              0
    Acquisition of land and buildings                0      (7,317,942)    (12,095,378)           (316)
    Investment in direct financing
      leases                                         0      (3,024,796)     (8,018,153)        (46,364)
    Investment in joint ventures                     0               0      (3,687,069)              0
    Return of capital from joint
      ventures                                       0               0               0               0
    Deposit received for sale of land
      and building                                   0               0               0               0
    Increase in other assets                       (78)       (482,466)              0               0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund X, Ltd. by
      related parties                                0        (815,938)       (313,196)           (544)
    Distributions to holder of minority
      interest                                       0               0          (5,729)         (5,543)
                                          ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                  922       6,417,576      (5,631,840)        748,484
                                          ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                  0              17              70              73
                                          ============    ============    ============    ============
  - from recapture                                   0               0               0               0
                                          ============    ============    ============    ============
Capital gain (loss)                                  0               0               0               0
                                          ============    ============    ============    ============


                                   TABLE III
                    Operating Results of Prior Programs CNL
                              INCOME FUND X, LTD.
                                  (continued)





                                                                           6 Months
                                              1994            1995           1996
                                          ------------    ------------   -------------
Gross revenue                             $  3,710,792    $  3,544,446   $  1,763,069
Equity in earnings of unconsolidated
  joint venture                                271,512         267,799        134,133
Profit from sale of properties                       0          67,214              0
Interest income                                 46,456          72,600         30,695
Less: Operating expenses                      (138,507)       (189,230)      (116,253)
      Interest expense                               0               0              0
      Depreciation and amortization           (208,941)       (201,696)       (95,126)
      Minority interest in income of
        consolidated joint venture              (8,471)         (9,066)        (3,986)
                                          ------------    ------------   ------------
Net income - GAAP basis                      3,672,841       3,552,067      1,712,532
                                          ============    ============   ============
Taxable income
  - from operations                          3,212,304       2,956,800      1,447,328
                                          ============    ============   ============
  - from gain on sale                                0          50,819              0
                                          ============    ============   ============
Cash generated from operations
  (Notes 2 and 5)                            3,785,493       3,527,362      1,822,546
Cash generated from sales (Note 4)                   0       1,057,386              0
Cash generated from refinancing                      0               0              0
                                          ------------    ------------   ------------
Cash generated from operations, sales
  and refinancing                            3,785,493       4,584,748      1,822,546
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow              (3,500,017)     (3,527,362)    (1,822,546)
    - from sale of properties                        0               0              0
    - from cash flow from prior period               0        (172,641)       (17,454)
                                          ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions                                285,476         884,745        (17,454)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                  0               0              0
    General partners' capital
      contributions                                  0               0              0
    Organization costs                               0               0              0
    Syndication costs                                0               0              0
    Acquisition of land and buildings                0        (359,506)          (978)
    Investment in direct financing
      leases                                         0        (566,097)        (1,542)
    Investment in joint ventures                     0               0       (129,503)
    Return of capital from joint
      ventures                                       0               0              0
    Deposit received for sale of land
      and building                                   0          69,000              0
    Increase in other assets                         0               0              0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund X, Ltd. by
      related parties                                0               0              0
    Distributions to holder of minority
      interest                                  (7,909)         (7,998)        (3,677)
                                          ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items              277,567          20,144       (153,154)
                                          ============    ============   ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                 80              73             36
                                          ============    ============   ============
  - from recapture                                   0               0              0
                                          ============    ============   ============
Capital gain (loss)                                  0               1              0
                                          ============    ============   ============



                                                         1990
                                                       (Note 1)          1991            1992            1993
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              13              73              66
  - from capital gain                                           0               0               0               0
  - from investment income from
      prior period                                              0               0               0               0
  - from return of capital (Note 3)                             0               2               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis
  (Note 6)                                                      0              15              73              66
                                                     ============    ============    ============    ============
    Source (on cash basis)
    - from sales                                                0               0               0               0
    - from refinancing                                          0               0               0               0
    - from operations                                           0              15              73              66
    - from cash flow from prior
        period                                                  0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis
  (Note 6)                                                      0              15              73              66
                                                     ============    ============    ============    ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 7 and 8)                                 0.00%           5.75%           7.38%           8.75%
Total cumulative cash distributions
  per $1,000 investment from inception                          0              15              88             154
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 4)                                        N/A             100%            100%            100%



                                                                                      6 Months
                                                         1994            1995           1996
                                                     ------------    ------------   ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                     88              87             42
  - from capital gain                                           0               2              0
  - from investment income from
      prior period                                              0               4              4
  - from return of capital (Note 3)                             0               0              0
                                                     ------------    ------------   ------------
Total distributions on GAAP basis
  (Note 6)                                                     88              93             46
                                                     ============    ============   ============
    Source (on cash basis)
    - from sales                                                0               0              0
    - from refinancing                                          0               0              0
    - from operations                                          88              88             46
    - from cash flow from prior
        period                                                  0               5              0
                                                     ------------    ------------   ------------
Total distributions on cash basis
  (Note 6)                                                     88              93             46
                                                     ============    ============   ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 7 and 8)                                 9.06%           9.03%          9.00%
Total cumulative cash distributions
  per $1,000 investment from inception                        242             335            381
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 4)                                        100%             99%           100%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund X, Ltd. ("CNL X") and CNL Income Fund IX, Ltd. each registered for sale $35,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund IX, Ltd. commenced March 20, 1991. Pursuant to the registration statement, CNL X's offering of Units could not commence until the offering of Units of CNL Income Fund IX, Ltd. was terminated. CNL Income Fund IX, Ltd. terminated its offering of Units on September 6, 1991, at which time the maximum offering proceeds of $35,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund IX, Ltd., CNL X commenced its offering of Units.
         Activities through September 24, 1991, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund X, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: In August 1995, CNL Income Fund X, Ltd. sold one of its properties and received net sales proceeds of $1,050,186. In September 1995, the partnership reinvested $928,122 in an additional property. In addition, in January 1996, the partnership reinvested the remaining net sales proceeds in an additional property as tenants-in-common with affiliates of the general partners.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund X, Ltd.

Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996 are not included in the 1994, 1995 and 1996 totals, respectively.

Note 7: On December 31, 1994 and December 31, 1995, CNL Income Fund X, Ltd. declared a special distribution of cumulative excess operating reserves equal to .25% and .10%, respectively, of the total invested capital. Accordingly, the total yield for 1994 and 1995 was 9.06% and 9.03%, respectively.

Note 8: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 9: Certain data for columns representing less than 12 months have been annualized.

                                   TABLE III
                    Operating Results of Prior Programs CNL
                              INCOME FUND XI, LTD.



                                                            1991
                                                          (Note 1)      1992            1993
                                                        ------------ ------------    ------------
Gross revenue                                        $          0    $  1,269,086    $  3,831,648
Equity in earnings of unconsolidated
  joint ventures                                                0          33,367         121,059
Profit from sale of properties                                  0               0               0
Interest income                                                 0         150,535          24,258
Less: Operating expenses                                        0         (63,390)       (206,987)
      Interest expense                                          0               0               0
      Depreciation and amortization                             0        (180,631)       (469,127)
      Minority interests in income of
        consolidated joint ventures                             0         (23,529)        (68,399)
                                                     ------------    ------------    ------------
Net income - GAAP basis                                         0       1,185,438       3,232,452
                                                     ============    ============    ============
Taxable income
  - from operations                                             0       1,295,104       2,855,026
                                                     ============    ============    ============
  - from gain on sale                                           0               0               0
                                                     ============    ============    ============
Cash generated from operations
  (Notes 2 and 4)                                               0       1,495,225       3,355,586
Cash generated from sales                                       0               0               0
Cash generated from refinancing                                 0               0               0
                                                     ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0       1,495,225       3,355,586
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                                  0      (1,205,030)     (2,495,002)
    - from sale of properties                                   0               0               0
    - from cash flow from prior period                          0               0               0
                                                     ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         290,195         860,584
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0      40,000,000               0
    General partners' capital
      contributions                                         1,000               0               0
    Minority interests' capital
      contributions                                             0         426,367               0
    Organization costs                                          0         (10,000)              0
    Syndication costs                                           0      (3,922,875)              0
    Acquisition of land and buildings                           0     (26,428,556)       (276,157)
    Investment in direct financing
      leases                                                    0      (6,716,561)       (276,206)
    Investment in joint ventures                                0      (1,658,925)           (772)
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XI, Ltd. by
      related parties                                           0      (1,011,487)           (900)
    Increase in other assets                                    0        (122,024)              0
    Distributions to holders of minority
      interests                                                 0         (17,467)        (51,562)
                                                     ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000         828,667         254,987
                                                     ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              45              71
                                                     ============    ============    ============
  - from recapture                                              0               0               0
                                                     ============    ============    ============
Capital gain (loss)                                             0               0               0
                                                     ============    ============    ============


                                   TABLE III
                    Operating Results of Prior Programs CNL
                              INCOME FUND XI, LTD.
                                  (continued)



                                                                                        6 Months
                                                          1994            1995            1996
                                                       ------------   ------------    ------------
Gross revenue                                          $  3,852,107   $  3,820,990    $  1,905,317
Equity in earnings of unconsolidated
  joint ventures                                            119,370        118,384          56,598
Profit from sale of properties                                    0              0               0
Interest income                                              30,894         51,192          24,214
Less: Operating expenses                                   (179,717)      (237,126)       (148,842)
      Interest expense                                            0              0               0
      Depreciation and amortization                        (481,226)      (481,226)       (240,613)
      Minority interests in income of
        consolidated joint ventures                         (68,936)       (70,038)        (34,437)
                                                       ------------     ----------     -----------
Net income - GAAP basis                                   3,272,492      3,202,176       1,562,237
                                                       ============     ==========     ===========
Taxable income
  - from operations                                       2,947,445      2,985,221       1,414,282
                                                       ============     ==========      ==========
  - from gain on sale                                             0              0               0
                                                       ============     ==========      ==========
Cash generated from operations
  (Notes 2 and 4)                                         3,497,941      3,652,185       1,811,310
Cash generated from sales                                         0              0               0
Cash generated from refinancing                                   0              0               0
                                                       ------------     ----------      ----------
Cash generated from operations, sales
  and refinancing                                         3,497,941      3,652,185       1,811,310
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                           (3,400,001)    (3,500,023)     (1,790,012)
    - from sale of properties                                     0              0               0
    - from cash flow from prior period                            0              0               0
                                                       ------------     ----------      ----------
Cash generated (deficiency) after cash
  distributions                                              97,940        152,162          21,298
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                               0              0               0
    General partners' capital
      contributions                                               0              0               0
    Minority interests' capital
      contributions                                               0              0               0
    Organization costs                                            0              0               0
    Syndication costs                                             0              0               0
    Acquisition of land and buildings                             0              0               0
    Investment in direct financing
      leases                                                      0              0               0
    Investment in joint ventures                                  0              0               0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XI, Ltd. by
      related parties                                             0              0               0
    Increase in other assets                                      0              0               0
    Distributions to holders of minority
      interests                                             (57,641)      (54,227)        (27,839)
                                                       ------------  ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                            40,299        97,935          (6,541)
                                                       ============  ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                              73             74              35
                                                       ============   ============    ============
  - from recapture                                                0              0               0
                                                       ============   ============    ============
Capital gain (loss)                                               0              0               0
                                                       ============   ============    ============




                                              1991                                                                      6 Months
                                            (Note 1)       1992            1993            1994           1995           1996
                                          ------------  -----------    ------------    ------------   ------------    ----------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                           0           41              62              81             79            39
  - from capital gain                                0            0               0               0              0             0
  - from investment income from
      prior period                                   0            0               0               4              9             5
  - from return of capital (Note 3)                  0            1               0               0              0             1
                                          ------------  -----------    ------------    ------------   ------------    ----------
Total distributions on GAAP basis
  (Note 5)                                           0           42              62              85             88            45
                                          ============  ===========    ============    ============   ============    ==========
    Source (on cash basis)
    - from sales                                     0            0               0               0              0             0
    - from refinancing                               0            0               0               0              0             0
    - from operations                                0           42              62              85             88            45
    - from cash flow from prior
        period                                       0            0               0               0              0             0
                                          ------------  -----------    ------------    ------------   ------------    ----------
Total distributions on cash basis
  (Note 5)                                           0           42              62              85             88            45
                                          ============  ===========    ============    ============   ============    ==========
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 6 and 7)                      0.00%        6.17%           8.31%           8.56%          8.78%         8.75%
Total cumulative cash distributions
  per $1,000 investment from inception               0           42             104             189            277           322
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
 (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                      N/A          100%            100%            100%           100%          100%



Note 1: The registration statement relating to the offering of Units by CNL Income Fund XI, Ltd. became effective on March 12, 1992. Activities through April 22, 1992, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.
Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XI, Ltd. has not treated this amount as a return of capital for any other purpose.
Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XI, Ltd.
Note 5: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996 are not included in the 1994, 1995 and 1996 totals, respectively.
Note 6: On December 31, 1995, CNL Income Fund XI, Ltd. declared a special distribution of cumulative excess operating reserves equal to .10% of the total invested capital. Accordingly, the total yield for 1995 was 8.78%.
Note 7: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)
Note 8: Certain data for columns representing less than 12 months have been annualized.

                                   TABLE III
                    Operating Results of Prior Programs CNL
                             INCOME FUND XII, LTD.


                                              1991                                                                     6 Months
                                            (Note 1)       1992            1993            1994          1995            1996
                                          ------------ ------------    ------------    ------------  ------------    ------------
Gross revenue                          $          0    $     25,133    $  3,374,640    $  4,397,881  $  4,404,792    $  2,171,212
Equity in earnings of joint ventures              0              46          49,604          85,252        81,582          55,297
Profit (Loss) from sale of properties             0               0               0               0             0         (15,355)
Interest income (Note 7)                          0          45,228         190,082          65,447        84,197          49,199
Less: Operating expenses                          0          (7,211)       (193,804)       (192,951)     (228,404)       (150,511)
      Interest expense                            0               0               0               0             0               0
      Depreciation and amortization               0          (3,997)       (286,293)       (327,795)     (327,795)       (156,420)
                                       ------------    ------------    ------------    ------------    ----------      ----------
Net income - GAAP basis                           0          59,199       3,134,229       4,027,834     4,014,372       1,953,422
                                       ============    ============    ============    ============    ==========      ==========
Taxable income
  - from operations                               0          58,543       2,749,072       3,301,005     3,262,046       1,591,118
                                       ============    ============    ============    ============    ==========      ==========
  - from gain (loss) on sale                      0               0               0               0             0         (66,395)
                                       ============    ============    ============    ============    ==========      ==========
Cash generated from operations
  (Notes 2 and 5)                                 0          61,370       3,246,760       3,848,962     3,819,362       1,930,975
Cash generated from sales (Note 7)                0               0               0               0             0       1,640,000
Cash generated from refinancing                   0               0               0               0             0               0
                                       ------------    ------------    ------------    ------------    ----------      ----------
Cash generated from operations, sales
  and refinancing                                 0          61,370       3,246,760       3,848,962     3,819,362       3,570,975
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                    0         (61,370)     (1,972,769)     (3,768,754)   (3,819,362)     (1,930,975)
    - from sale of properties                     0               0               0               0             0               0
    - from return of capital (Note 4)             0         (60,867)              0               0             0               0
    - from cash flow from prior period            0               0               0               0        (5,645)        (26,529)
                                       ------------    ------------    ------------    ------------    ----------      ----------
Cash generated (deficiency) after cash
  distributions                                   0         (60,867)      1,273,991          80,208        (5,645)      1,613,471
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                               0      21,543,270      23,456,730               0             0               0
    General partners' capital
      contributions                           1,000               0               0               0             0               0
    Organization costs                            0         (10,000)              0               0             0               0
    Syndication costs                             0      (2,066,937)     (2,277,637)              0             0               0
    Acquisition of land and buildings             0      (7,536,009)    (15,472,737)           (230)            0               0
    Investment in direct financing
      leases                                      0      (2,503,050)    (11,875,100)           (591)            0               0
    Loan to tenant of joint venture,
      net of repayments                           0               0        (207,189)          6,400         7,008           3,774
    Investment in joint ventures                  0        (372,045)       (468,771)         (4,400)            0      (1,655,928)
    Increase in restricted cash                   0               0               0               0             0               0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XII, Ltd. by
      related parties                             0        (704,923)       (432,749)              0             0               0
    Increase in other assets                      0        (654,497)              0               0             0               0
    Other                                         0               0               0             973             0               0
                                       ------------    ------------    ------------    ------------  ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items             1,000       7,634,942      (6,003,462)         82,360         1,363         (38,683)
                                       ============    ============    ============    ============  ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                               0               5              64              73            72              35
                                       ============    ============    ============    ============  ============    ============
  - from recapture                                0               0               0               0             0               0
                                       ============    ============    ============    ============  ============    ============
Capital gain (loss)                               0               0               0               0             0              (1)
                                       ============    ============    ============    ============  ============    ============




                                              1991                                                                       6 Months
                                            (Note 1)          1992            1993            1994          1995           1996
                                           -----------    ------------    ------------    ------------  ------------    ----------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                           0               5              46              84            85            44
  - from capital gain                                0               0               0               0             0             0
  - from investment income from
      prior period                                   0               0               0               0             0             0
  - from return of capital (Note 3)                  0               7               0               0             0             0
                                           -----------    ------------    ------------    ------------  ------------    ----------
Total distributions on GAAP basis
  (Note 6)                                           0              12              46              84            85            44
                                           ===========    ============    ============    ============  ============    ==========
    Source (on cash basis)
    - from sales                                     0               0               0               0             0             0
    - from refinancing                               0               0                0              0             0             0
    - from operations                                0               6              46              84            85            43
    - from return of capital (Note 4)                0               6               0               0             0             0
    - from cash flow from prior period               0               0               0               0             0             1
                                           -----------    ------------    ------------    ------------  ------------    ----------
Total distributions on cash basis
  (Note 6)                                           0              12              46              84            85            44
                                           ===========    ============    ============    ============  ============    ==========
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 8 and 9)                      0.00%           5.00%           6.75%           8.50%         8.53%         8.50%
Total cumulative cash distributions
  per $1,000 investment from inception               0              12              58             142           227           271
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                      N/A             100%            100%            100%          100%          100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XII, Ltd. ("CNL XII") and CNL Income Fund XI, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XI, Ltd. commenced March 12, 1992. Pursuant to the registration statement, CNL XII could not commence until the offering of Units of CNL Income Fund XI, Ltd. was terminated. CNL Income Fund XI, Ltd. terminated its offering of Units on September 28, 1992, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XI, Ltd., CNL XII commenced its offering of Units. Activities through October 8, 1992, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.
Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XII, Ltd. has not treated this amount as a return of capital for any other purpose.
Note 4: CNL Income Fund XII, Ltd. makes its distributions in the current period rather than in arrears based on estimated operating results. In cases where distributions exceed cash from operations in the current period, once finally determined, subsequent distributions are lowered accordingly in order to avoid any return of capital. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XII, Ltd. has not treated this amount as a return of capital for any other purpose.
Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XII, Ltd.
Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996 are not included in the 1994, 1995 and 1996 totals, respectively.

Note 7: In April 1996, CNL Income Fund XII, Ltd. sold one of its properties to an unrelated third party for $1,640,000. As a result of this transaction, CNL Income Fund XII, Ltd. recognized a loss of $15,355 for financial reporting purposes primarily due to acquisition fees and miscellaneous acquisition expenses CNL Income Fund XII, Ltd. had allocated to this property. In May 1996, CNL Income Fund XII, Ltd. reinvested the proceeds from this sale, along with additional funds, for a total of $1,655,928 in Middleburg Joint Venture.
Note 8: On December 31, 1995, CNL Income Fund XII, Ltd. declared a special distribution of cumulative excess operating reserves equal to .10% of the total invested capital. Accordingly, the total yield for 1995 was 8.53%.
Note 9: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)
Note 10: Certain data for columns representing less than 12 months have been annualized.

                                   TABLE III
                    Operating Results of Prior Programs CNL
                             INCOME FUND XIII, LTD.




                                                            1992                                                        6 Months
                                                          (Note 1)       1993            1994            1995             1996
                                                        ------------ ------------    ------------    ------------     ------------
Gross revenue                                        $          0    $    966,564    $  3,558,447    $  3,806,944     $  1,773,791
Equity in earnings of joint ventures                            0           1,305          43,386          98,520           52,525
Profit (Loss) from sale of properties
  (Note 4)                                                      0               0               0         (29,560)               0
Interest income                                                 0         181,568          77,379          51,410           18,430
Less: Operating expenses                                        0         (59,390)       (183,311)       (214,705)        (173,194)
      Interest expense                                          0               0               0               0                0
      Depreciation and amortization                             0        (148,170)       (378,269)       (393,435)        (196,717)
                                                     ------------    ------------    ------------    ------------     ------------
Net income - GAAP basis                                         0         941,877       3,117,632       3,319,174        1,474,835
                                                     ============    ============    ============    ============     ============
Taxable income
  - from operations                                             0         978,535       2,703,252       2,920,859        1,427,419
                                                     ============    ============    ============    ============     ============
  - from gain (loss) on sale                                    0               0               0               0                0
                                                     ============    ============    ============    ============     ============
Cash generated from operations
  (Notes 2 and 3)                                               0       1,121,547       3,149,000       3,379,378        1,647,653
Cash generated from sales (Note 4)                              0               0               0         286,411                0
Cash generated from refinancing                                 0               0               0               0                0
                                                     ------------    ------------    ------------    ------------     ------------
Cash generated from operations, sales
  and refinancing                                               0       1,121,547       3,149,000       3,665,789        1,647,653
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                                  0        (528,364)     (2,800,004)     (3,350,014)      (1,647,653)
    - from sale of properties                                   0               0               0               0                0
    - from cash flow from prior period                          0               0               0               0          (52,351)
                                                     ------------    ------------    ------------    ------------     ------------
Cash generated (deficiency) after
  cash distributions                                            0         593,183         348,996         315,775          (52,351)
Special items (not including sales
  and refinancing):
    Limited partners' capital
      contributions                                             0      40,000,000               0               0                0
    General partners' capital
      contributions                                         1,000               0               0               0                0
    Syndication costs                                           0      (3,932,017)           (181)              0                0
    Acquisition of land and buildings                           0     (19,691,630)     (5,764,308)       (336,116)               0
    Investment in direct financing leases                       0      (6,760,624)     (1,365,075)              0                0
    Investment in joint ventures                                0        (314,998)       (545,139)       (140,052)               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIII, Ltd. by related parties                             0        (799,980)        (25,036)         (3,074)               0
    Increase in other assets                                    0        (454,909)          9,226               0                0
    Other                                                       0               0               0             954                0
                                                     ------------    ------------    ------------    ------------     ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000       8,639,025      (7,341,517)       (162,513)         (52,351)
                                                     ============    ============    ============    ============     ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              33              67              72               35
                                                     ============    ============    ============    ============     ============
  - from recapture                                              0               0               0               0                0
                                                     ============    ============    ============    ============     ============
Capital gain (loss) (Note 4)                                    0               0               0               0                0
                                                     ============    ============    ============    ============     ============






                                                         1992                                                         6 Months
                                                       (Note 1)          1993            1994            1995           1996
                                                     ------------    ------------    ------------    --------       -----------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              18              70              82            37
  - from capital gain                                           0               0               0               0             0
  - from investment income from prior
      period                                                    0               0               0               2             6
                                                     ------------    ------------    ------------    ------------   -----------
Total distributions on GAAP basis (Note 5)                      0              18              70              84            43
                                                     ============    ============    ============    ============   ===========
  Source (on cash basis)
  - from sales                                                  0               0               0               0             0
  - from refinancing                                            0               0               0               0             0
  - from operations                                             0              18              70              84            41
  - from cash flow from prior period                            0               0               0               0             2
                                                     ------------    ------------    ------------    ------------   -----------
Total distributions on cash basis (Note 5)                      0              18              70              84            43
                                                     ============    ============    ============    ============   ===========
Total cash distributions as a percentage
  of original $1,000 investment (Note 6)                     0.00%           5.33%           7.56%           8.44%         8.50%
Total cumulative cash distributions per
  $1,000 investment from inception                              0              18              88             172           215
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                                 N/A             100%            100%            100%          100%



Note 1: The registration statement relating to the offering of Units by CNL Income Fund XIII, Ltd. became effective on March 17, 1993. Activities through April 15, 1993, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.
Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIII, Ltd.
Note 4: During 1995, the partnership sold one of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used to acquire an additional property. As a result of this transaction, the partnership recognized a loss for financial reporting purposes of $29,560 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.
Note 5: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996, are not included in the 1994, 1995 and 1996 totals, respectively.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)

Note 7: Certain data for columns representing less than 12 months have been annualized.

                                   TABLE III
                    Operating Results of Prior Programs CNL
                             INCOME FUND XIV, LTD.




                                                            1992                                                      6 Months
                                                          (Note 1)       1993            1994            1995           1996
                                                        ------------ ------------    ------------    ------------   ------------
Gross revenue                                        $          0    $    256,234    $  3,135,716    $  4,017,266   $  1,987,463
Equity in earnings of joint ventures                            0           1,305          35,480         338,717        177,099
Profit (Loss) from sale of properties
  (Note 4)                                                      0               0               0         (66,518)             0
Interest income                                                 0          27,874         200,499          50,724         21,659
Less: Operating expenses                                        0         (14,049)       (181,980)       (248,840)      (138,978)
      Interest expense                                          0               0               0               0              0
      Depreciation and amortization                             0         (28,918)       (257,640)       (340,112)      (170,044)
                                                     ------------    ------------    ------------    ------------   ------------
Net income - GAAP basis                                         0         242,446       2,932,075       3,751,237      1,877,199
                                                     ============    ============    ============    ============   ============
Taxable income
  - from operations                                             0         278,845       2,482,240       3,162,165      1,570,651
                                                     ============    ============    ============    ============   ============
  - from gain on sale                                           0               0               0               0              0
                                                     ============    ============    ============    ============   ============
Cash generated from operations
  (Notes 2 and 3)                                               0         321,737       2,812,631       3,709,844      1,799,902
Cash generated from sales (Note 4)                              0               0               0         696,012              0
Cash generated from refinancing                                 0               0               0               0              0
                                                     ------------    ------------    ------------    ------------   ------------
Cash generated from operations, sales                                                                                  1,799,902
  and refinancing                                               0         321,737       2,812,631       4,405,856
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                                  0          (9,050)     (2,229,952)     (3,543,751)    (1,799,902)
    - from sale of properties                                   0               0               0               0              0
    - from cash flow from prior period                          0               0               0               0        (56,358)
                                                     ------------    ------------    ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions                                                 0         312,687         582,679         862,105        (56,358)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0      28,785,100      16,214,900               0              0
    General partners' capital
      contributions                                         1,000               0               0               0              0
    Syndication costs                                           0      (2,771,892)     (1,618,477)              0              0
    Acquisition of land and buildings                           0     (13,758,004)    (11,859,237)       (964,073)             0
    Investment in direct financing leases                       0      (4,187,268)     (5,561,748)        (75,352)             0
    Investment in joint ventures                                0        (315,209)     (1,561,988)     (1,087,218)             0
    Return of capital from joint venture                        0               0               0               0              0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIV, Ltd. by related parties                              0        (706,215)       (376,738)           (577)             0
    Increase in other assets                                    0        (444,267)              0               0              0
    Other                                                       0               0               0           5,530              0
                                                     ------------    ------------    ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000       6,914,932      (4,180,609)     (1,259,585)       (56,358)
                                                     ============    ============    ============    ============   ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              16              56              70             35
                                                     ============    ============    ============    ============   ============
  - from recapture                                              0               0               0               0              0
                                                     ============    ============    ============    ============   ============
Capital gain (loss) (Note 4)                                    0               0               0               0              0
                                                     ============    ============    ============    ============   ============




                                                         1992                                                         6 Months
                                                       (Note 1)          1993            1994            1995           1996
                                                     ------------    ------------    ------------    ------------    ---------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               1              51              79           41
  - from capital gain                                           0               0               0               0            0
  - from return of capital                                      0               0               0               0            0
                                                     ------------    ------------    ------------    ------------    ---------
Total distributions on GAAP basis (Note 5)                      0               1              51              79           41
                                                     ============    ============    ============    ============    =========
  Source (on cash basis)
  - from sales                                                  0               0               0               0            0
  - from refinancing                                            0               0               0               0            0
  - from operations                                             0               1              51              79           40
  - from cash flow from prior period                            0               0               0               0            1
                                                     ------------    ------------    ------------    ------------    ---------
Total distributions on cash basis (Note 5)                      0               1              51              79           41
                                                     ============    ============    ============    ============    =========
Total cash distributions as a percentage
  of original $1,000 investment (Note 6)                     0.00%           4.50%           6.50%           8.06%        8.25%
Total cumulative cash distributions
  per $1,000 investment from inception                          0               1              52             131          172
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
   properties retained, divided by original
  total acquisition cost of all properties
  in program)                                                 N/A             100%            100%            100%         100%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XIV, Ltd. ("CNL XIV") and CNL Income Fund XIII, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XIII, Ltd. commenced March 17, 1993. Pursuant to the registration statement, CNL XIV could not commence until the offering of Units of CNL Income Fund XIII, Ltd. was terminated. CNL Income Fund XIII, Ltd. terminated its offering of Units on August 26, 1993, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XIII, Ltd., CNL XIV commenced its offering of Units. Activities through September 13, 1993, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.
Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIV, Ltd.
Note 4: During 1995, the partnership sold two of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used to acquire two additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $66,518 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.
Note 5: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996 are not included in the 1994, 1995 and 1996 totals, respectively.
Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)
Note 7: Certain data for columns representing less than 12 months have been annualized.

                                   TABLE III
                    Operating Results of Prior Programs CNL
                              INCOME FUND XV, LTD.



                                                         1993                                          6 Months
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $  1,143,586    $  3,546,320    $  1,799,609
Equity in earnings of joint venture                             0           8,372         280,606         144,539
Profit (Loss) from sale of properties
  (Note 4)                                                      0               0         (71,023)              0
Interest income                                                 0         167,734          88,059          21,155
Less: Operating expenses                                        0         (62,926)       (228,319)       (138,719)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0         (70,848)       (243,175)       (124,093)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0       1,185,918       3,372,468       1,702,491
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0       1,026,715       2,861,912       1,399,634
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                               0       1,116,834       3,239,370       1,687,927
Cash generated from sales (Note 4)                              0               0         811,706               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0       1,116,834       4,051,076       1,687,927
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                                  0        (635,944)     (2,650,003)     (1,600,000)
    - from sale of properties                                   0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         480,890       1,401,073          87,927
Special items (not including sales and
  refinancing):
    Limited partners' capital contra-
      bunions                                                   0      40,000,000               0               0
    General partners' capital contra-
      bunions                                               1,000               0               0               0
    Syndication costs                                           0      (3,892,003)              0               0
    Acquisition of land and buildings                           0     (22,152,379)     (1,625,601)              0
    Investment in direct financing
      leases                                                    0      (6,792,806)     (2,412,973)              0
    Investment in joint venture                                 0      (1,564,762)       (720,552)       (145,526)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XV, Ltd. by related parties                               0      (1,098,197)        (23,507)              0
    Increase in other assets                                    0        (187,757)              0               0
    Other                                                     (38)         (6,118)         25,150               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                             962       4,786,868      (3,356,410)        (57,599)
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              33              71              35
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Note 4)                                    0               0               0               0
                                                     ============    ============    ============    ============




                                                         1993                                          6 Months
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              21              66              40
  - from capital gain                                           0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 5)                      0              21              66              40
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0              21              66              40
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 5)                      0              21              66              40
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 6)                     0.00%           5.00%           7.25%           8.00%
Total cumulative cash distributions per
  $1,000 investment from inception                              0              21              87             127
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                                 N/A             100%            100%            100%



Note 1:  The registration statement relating to this offering of Units of CNL
         Income Fund XV, Ltd. became effective February 23, 1994. Activities through March 23, 1994, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint venture, less cash paid for expenses, plus interest received.
Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XV, Ltd.
Note 4: During 1995, the partnership sold three of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The majority of the net sales proceeds were used to acquire additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $71,023 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the three properties and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.
Note 5: Distributions declared for the quarters ended December 31, 1994 and 1995 are reflected in the 1995 and 1996 columns, respectively, due to the payment of such distributions in January 1995 and 1996, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996 are not included in the 1994, 1995 and 1996 totals, respectively.
Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.
         (See Note 5 above)
Note 7: Certain data for columns representing less than 12 months have been annualized.

                                      C-28




                                   TABLE III
                    Operating Results of Prior Programs CNL
                             INCOME FUND XVI, LTD.





                                                         1993                                          6 Months
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $    186,257    $  2,702,504    $  2,143,589
Profit from sale of properties (Note 5)                         0               0               0         124,305
Interest income                                                 0          21,478         321,137          43,562
Less: Operating expenses                                        0         (10,700)       (274,595)       (148,823)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0          (9,458)       (318,205)       (270,831)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0         187,577       2,430,841       1,891,802
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0         189,864       2,139,382       1,550,241
                                                     ============    ============    ============    ============
  - from gain on sale (Note 5)                                  0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                               0         205,148       2,481,395       1,861,696
Cash generated from sales (Note 5)                              0               0               0         775,000
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0         205,148       2,481,395       2,636,696
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                                  0          (2,845)     (1,798,921)     (1,631,251)
    - from sale of properties                                   0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         202,303         682,474       1,005,445
Special items (not including sales and
  refinancing):
    Limited partners' capital contra-
      bunions                                                   0      20,174,172      24,825,828               0
    General partners' capital contra-
      bunions                                               1,000               0               0               0
    Syndication costs                                           0      (1,929,465)     (2,452,743)              0
    Acquisition of land and buildings                           0     (13,170,132)    (16,012,458)     (2,392,562)
    Investment in direct financing
      leases                                                    0        (975,853)     (5,595,236)       (382,372)
    Increase in restricted cash                                 0               0               0        (775,000)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVI, Ltd. by related parties                              0        (854,154)       (405,569)              0
    Collection of overpayment of acquit-
      cyton and syndication costs paid
      by related parties on behalf of the
      partnership                                               0               0               0           1,204
    Increase in other assets                                    0        (443,625)        (58,720)              0
    Other                                                     (36)        (20,714)         20,714               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                             964       2,982,532       1,004,290      (2,543,285)
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              17              53              34
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Note 5)                                    0               0               0               0
                                                     ============    ============    ============    ============



                                                         1993                                          6 Months
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               1              45              33
  - from capital gain                                           0               0               0               3
  - from investment income from
      prior period                                              0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 4)                      0               1              45              36
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0               1              45              36
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 4)                      0               1              45              36
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 6)                     0.00%           4.50%           6.00%           8.00%
Total cumulative cash distributions per
  $1,000 investment from inception                              0               1              46              82
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 5)                                        N/A             100%            100%             98%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XVI, Ltd. ("CNL XVI") and CNL Income Fund XV, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XV, Ltd. commenced February 23, 1994. Pursuant to the registration statement, CNL XVI could not commence until the offering of Units of CNL Income Fund XV, Ltd. was terminated. CNL Income Fund XV, Ltd. terminated its offering of Units on September 1, 1994, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XV, Ltd., CNL XVI commenced its offering of Units. Activities through September 22, 1994, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.
Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XVI, Ltd.
Note 4: Distributions declared for the quarters ended December 31, 1994 and 1995 are reflected in the 1995 and 1996 columns, respectively, due to the payment of such distributions in January 1995 and 1996, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996 are not included in the 1994, 1995 and 1996 totals, respectively.
Note 5: In April 1996, CNL Income Fund XVI, Ltd. sold one of its properties for $775,000, resulting in a gain for financial reporting purposes of $124,305. As of June 30, 1996, the net sales proceeds of $775,000, plus accrued interest of $3,526, were being held in an interest-bearing escrow account. The general partners believe that the sale of this property will qualify as a like-kind exchange transaction in accordance with Section 1031 of the Internal Revenue Code. As a result, no gain or loss was recognized for federal income tax purposes. The remaining net sales proceeds are expected to be invested in an additional property or used for other Partnership purposes.
Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)
Note 7: Certain data for columns representing less than 12 months have been annualized.

                                   TABLE III
                    Operating Results of Prior Programs CNL
                             INCOME FUND XVII, LTD.


                                                  1995          6 Months
                                                (Note 1)          1996
                                              ------------    ------------

Gross revenue                                 $          0    $    264,636
Profit from sale of properties                           0               0
Interest income                                     12,153         102,696
Less: Operating expenses                            (3,493)        (68,597)
      Interest expense                                   0               0
      Depreciation and amortization                   (309)        (32,931)
                                              ------------    ------------
Net income - GAAP basis                              8,351         265,804
                                              ============    ============
Taxable income
  - from operations                                 12,153         254,708
                                              ============    ============
  - from gain on sale                                    0               0
                                              ============    ============
Cash generated from operations
  (Notes 2 and 3)                                    9,012         257,021
Cash generated from sales                                0               0
Cash generated from refinancing                          0               0
                                              ------------    ------------
Cash generated from operations, sales
  and refinancing                                    9,012         257,021
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                      (1,199)       (142,120)
    - from sale of properties                            0               0
                                              ------------    ------------
Cash generated (deficiency) after cash
  distributions                                      7,813         114,901
Special items (not including sales and
  refinancing):
    Limited partners' capital contra-
      bunions                                    5,696,921      15,435,942
    General partners' capital contra-
      bunions                                        1,000               0
    Syndication costs                             (604,348)     (1,544,293)
    Acquisition of land and buildings             (332,928)    (10,087,458)
    Investment in direct financing
      leases                                             0      (1,258,674)
    Increase in restricted cash                          0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVII, Ltd. by related parties               (347,907)       (339,105)
    Increase in other assets                      (221,282)        (65,775)
    Other                                             (410)              0
                                              ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                4,198,859       2,255,538
                                              ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                     36             194
                                              ============    ============
  - from recapture                                       0               0
                                              ============    ============
Capital gain (loss)                                      0               0
                                              ============    ============

                                                   1995          6 Months
                                                 (Note 1)          1996
                                               ------------    ------------

Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                4             108
  - from capital gain                                     0               0
  - from investment income from
      prior period                                        0               0
                                               ------------    ------------
Total distributions on GAAP basis (Note 4)                0
                                               ============
  Source (on cash basis)
  - from sales                                            0               0
  - from refinancing                                      0               0
  - from operations                                       4             108
                                               ------------    ------------
Total distributions on cash basis (Note 4)                4             108
                                               ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 5)               0.00%           5.17%
Total cumulative cash distributions per
  $1,000 investment from inception                        4             112
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                           N/A             100%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XVII, Ltd. ("CNL XVII") and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through September 30, 1996, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.
Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XVII, Ltd.
Note 4: Distributions declared for the quarter ended December 31, 1995 are reflected in the 1996 column due to the payment of such distributions in January 1996. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of June 30, 1996 are not included in the 1996 totals.
Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)
Note 6: Certain data for columns representing less than 12 months have been annualized.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


=========================================================================================================

                                                           Selling Price, Net of
                                                    Closing Costs and GAAP Adjustments
                                                    ----------------------------------

                                                                         Purchase
                                                       Cash               money    Adjustments
                                                     received   Mortgage mortgage   resulting
                                                      net of    balance   taken       from
                                   Date     Date of  closing    at time  back by   application
       Property                  Acquired    Sale     costs     of sale  program     of GAAP     Total
=========================================================================================================
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA                02/05/87  06/12/92 $1,169,021         0        0            0 $1,169,021

  Wendy's -
    Fairfield, CA                07/01/87  10/03/94  1,018,490         0        0            0  1,018,490

CNL Income Fund II, Ltd.:
  Golden Corral -
    Salisbury, NC                05/29/87  07/21/93    746,800         0        0            0    746,800

  Pizza Hut -
    Graham, TX                   08/24/87  07/28/94    261,628         0        0            0    261,628

  Golden Corral -
    Medina, OH                   11/18/87  11/30/94    626,582         0        0            0    626,582

CNL Income Fund IV, Ltd.:
  Taco Bell -
    York, PA                     03/22/89  04/27/94    712,000         0        0            0    712,000

  Burger King -
    Hastings, MI                 08/12/88  12/15/95    518,650         0        0            0    518,650

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)         02/28/90  08/25/95          0         0 1,040,000           0  1,040,000

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR               11/02/89  05/24/94    791,211         0        0            0    791,211

  Hardee's -
    Heber Springs, AR            02/13/90  05/24/94    638,270         0        0            0    638,270

  Hardee's -
    Little Canada, MN            11/28/89  06/29/95    899,503         0        0            0    899,503





                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES
                                  (continued)


===================================================================================
                                       Cost of Properties
                                      Including Closing and
                                            Soft Costs
                                  --------------------------------
                                                                        Excess
                                                Total                  (deficiency)
                                            acquisition              of property
                                            cost, capital            operating cash
                                  Original  improvements             receipts over
                                  mortgage  closing and                  cash
       Property                   financing soft costs (1)   Total   expenditures
===================================================================================
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA                         0      $955,000  $955,000       $214,021

  Wendy's -
    Fairfield, CA                         0       861,500   861,500        156,990

CNL Income Fund II, Ltd.:
  Golden Corral -
    Salisbury, NC                         0       642,800   642,800        104,000

  Pizza Hut -
    Graham, TX                            0       205,500   205,500         56,128

  Golden Corral -
    Medina, OH                            0       743,000   743,000       (116,418)

CNL Income Fund IV, Ltd.:
  Taco Bell -
    York, PA                              0       616,501   616,501         95,499

  Burger King -
    Hastings, MI                          0       419,936   419,936         98,714

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)                  0       986,418   986,418         53,582

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR                        0       605,500   605,500        185,711

  Hardee's -
    Heber Springs, AR                     0       532,893   532,893        105,377

  Hardee's -
    Little Canada, MN                     0       821,692   821,692         77,811



                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


==========================================================================================================

                                                                      Selling Price, Net of
                                                                 Closing Costs and GAAP Adjustments
                                                       -----------------------------------------------

                                                                         Purchase
                                                       Cash               money    Adjustments
                                                     received   Mortgage mortgage   resulting
                                                      net of    balance   taken       from
                                   Date     Date of  closing    at time  back by   application
       Property                  Acquired    Sale     costs     of sale  program     of GAAP     Total
==========================================================================================================
CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT                   06/14/90  05/19/92    700,000         0        0            0    700,000

  Hardee's -
    St. Paul, MN                 08/09/90  05/24/94    869,036         0        0            0    869,036

  Perkins -
    Florence, SC (3)             08/28/90  08/25/95          0         0 1,160,000           0  1,160,000

  Church's Fried Chicken -
    Jacksonville, FL (4)         04/30/90  12/01/95          0         0  240,000            0    240,000

CNL Income Fund VIII, Ltd.:
  Denny's -
    Ocoee, FL                    03/16/91  07/31/95  1,184,865         0        0            0  1,184,865

  Church's Fried Chicken -
    Jacksonville, FL (4)         09/28/90  12/01/95          0         0  240,000            0    240,000

  Church's Fried Chicken -
    Jacksonville, FL (5)         09/28/90  12/01/95          0         0  220,000            0    220,000

CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO                   03/04/92  08/11/95  1,050,186         0        0            0  1,050,186

CNL Income Fund XII, Ltd.:
  Golden Corral -
    Houston, TX                  12/28/92  04/10/96  1,640,000         0        0            0  1,640,000

CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX                  03/31/94  04/24/95    286,411         0        0            0    286,411





                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES
                                  (continued)



=================================================================================
                                      Cost of Properties
                                     Including Closing and
                                           Soft Costs
                                --------------------------------
                                                                      Excess
                                              Total                  (deficiency)
                                          acquisition              of property
                                          cost, capital            operating cash
                                Original  improvements             receipts over
                                mortgage  closing and                  cash
       Property                 financing soft costs (1)   Total   expenditures
=================================================================================
CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT                          0       560,202   560,202        139,798

  Hardee's -
    St. Paul, MN                        0       742,333   742,333        126,703

  Perkins -
    Florence, SC (3)                    0     1,084,905  1,084,905        75,095

  Church's Fried Chicken -
    Jacksonville, FL (4)                0       233,728   233,728          6,272

CNL Income Fund VIII, Ltd.:
  Denny's -
    Ocoee, FL                           0       949,199   949,199        235,666

  Church's Fried Chicken -
    Jacksonville, FL (4)                0       238,153   238,153          1,847

  Church's Fried Chicken -
    Jacksonville, FL (5)                0       215,845   215,845          4,155

CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO                          0       987,679   987,679         62,507

CNL Income Fund XII, Ltd.:
  Golden Corral -
    Houston, TX                         0     1,636,643  1,636,643         3,357

CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX                         0       286,411    286,411             0



                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


===========================================================================================================

                                                                   Selling Price, Net of
                                                              Closing Costs and GAAP Adjustments
                                                      ------------------------------------------------

                                                                         Purchase
                                                       Cash               money    Adjustments
                                                     received   Mortgage mortgage   resulting
                                                      net of    balance   taken       from
                                   Date     Date of  closing    at time  back by   application
       Property                  Acquired    Sale     costs     of sale  program     of GAAP     Total
===========================================================================================================
CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN                03/31/94  03/01/95    339,031         0        0            0    339,031

  Checkers -
    Dallas, TX                   03/31/94  03/01/95    356,981         0        0            0    356,981

CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN                05/27/94  03/01/95    263,221         0        0            0    263,221

  Checkers -
    Leavenworth, KS              06/22/94  03/01/95    259,600         0        0            0    259,600

  Checkers -
    Knoxville, TN                07/08/94  03/01/95    288,885         0        0            0    288,885

CNL Income Fund XVI, Ltd.:
  Long John Silver's -
    Appleton, WI                 06/24/95  04/24/96    775,000         0        0            0    775,000


                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES
                                  (continued)


====================================================================================
                                          Cost of Properties
                                          Including Closing and
                                              Soft Costs
                                   --------------------------------
                                                                            Excess
                                                 Total                  (deficiency)
                                             acquisition               of property
                                             cost, capital            operating cash
                                   Original  improvements              receipts over
                                   mortgage  closing and                   cash
       Property                    financing soft costs (1)   Total    expenditures
====================================================================================
CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN                          0       339,031   339,031              0

  Checkers -
    Dallas, TX                             0       356,981   356,981              0

CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN                          0       263,221   263,221              0

  Checkers -
    Leavenworth, KS                        0       259,600   259,600              0

  Checkers -
    Knoxville, TN                          0       288,885   288,885              0

CNL Income Fund XVI, Ltd.:
  Long John Silver's -
    Appleton, WI                           0       613,838   613,838        161,162


(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.
(2) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,006,004 in July 2000.
(3) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,106,657 in July 2000.
(4) Amounts shown are face value and do not represent discounted current value. Each mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $218,252 in December 2005.
(5) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $200,324 in December 2005.